Exhibit 10(a)

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                      AMENDED AND RESTATED CREDIT AGREEMENT

                           Dated as of July 10, 2001,

                                      Among

                            SOTHEBY'S HOLDINGS, INC.,

                                SOTHEBY'S, INC.,

                                OATSHARE LIMITED,

                                   SOTHEBY'S,

                         SOTHEBY'S GLOBAL TRADING GmbH,

                            THE LENDERS NAMED HEREIN

                                       and

                            THE CHASE MANHATTAN BANK

           as Administrative Agent, Collateral Agent and Issuing Bank

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                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----

                                    ARTICLE I

                                   DEFINITIONS

SECTION 1.01.  Defined Terms...................................................2
SECTION 1.02.  Terms Generally................................................19

                                   ARTICLE II

                                   THE CREDITS

SECTION 2.01.  Commitments....................................................20
SECTION 2.02.  Loans..........................................................20
SECTION 2.03.  Letters of Credit..............................................22
SECTION 2.04.  Borrowing Procedure............................................25
SECTION 2.05.  Interest Elections.............................................25
SECTION 2.06.  Fees...........................................................27
SECTION 2.07.  Repayment of Loans.............................................27
SECTION 2.08.  Interest on Loans..............................................28
SECTION 2.09.  Default Interest...............................................28
SECTION 2.10.  Alternate Rate of Interest.....................................28
SECTION 2.11.  Termination and Reduction of Commitments.......................29
SECTION 2.12.  Prepayment.....................................................30
SECTION 2.13.  Reserve Requirements; Change in Circumstances..................30
SECTION 2.14.  Change in Legality.............................................32
SECTION 2.15.  Indemnity......................................................32
SECTION 2.16.  Pro Rata Treatment.............................................33
SECTION 2.17.  Sharing of Setoffs.............................................33
SECTION 2.18.  Payments.......................................................34
SECTION 2.19.  Taxes..........................................................34
SECTION 2.20.  Assignment of Commitments Under Certain
                       Circumstances..........................................37

                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

SECTION 3.01.  Corporate Existence and Good Standing..........................37
SECTION 3.02.  Corporate Power, Authorization and Compliance

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                      with the Law............................................37
SECTION 3.03.  Financial Information; Absence of Material
                      Adverse Change..........................................37
SECTION 3.04.  Employee Benefit Plans.........................................37
SECTION 3.05.  Environmental Matters..........................................38
SECTION 3.06.  Litigation.....................................................38
SECTION 3.07.  Taxes..........................................................38
SECTION 3.08.  Subsidiaries...................................................38
SECTION 3.09.  Investment Company Act.........................................38
SECTION 3.10.  No Material Misstatements......................................38
SECTION 3.11.  Federal Reserve Regulations....................................38
SECTION 3.12.  Title to Properties............................................39
SECTION 3.13.  Use of Proceeds................................................39
SECTION 3.14.  Security Documents.............................................39
SECTION 3.15.  Settlement Agreements..........................................40
SECTION 3.16.  York Avenue Property...........................................40

                                   ARTICLE IV

                              CONDITIONS OF LENDING

SECTION 4.01.  Each Borrowing Date............................................40

                                    ARTICLE V

                              AFFIRMATIVE COVENANTS

SECTION 5.01.  Financial Statements...........................................41
SECTION 5.02.  Payment of Obligations.........................................42
SECTION 5.03.  Maintain Property and Insurance................................42
SECTION 5.04.  Maintain Existence.............................................42
SECTION 5.05.  Compliance with Laws...........................................42
SECTION 5.06.  Inspection.....................................................42
SECTION 5.07.  ERISA..........................................................42
SECTION 5.08.  Collateral and Borrowing Base Evaluations......................43
SECTION 5.09.  Further Assurances.............................................43
SECTION 5.10.  Art Loans......................................................43
SECTION 5.11.  York Avenue Property...........................................43

                                   ARTICLE VI

                               NEGATIVE COVENANTS

SECTION 6.01.  Liens..........................................................43
SECTION 6.02.  Subsidiary Indebtedness........................................45
SECTION 6.03.  Consolidations, Mergers, and Sales of Assets...................45

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SECTION 6.04.  Lines of Business..............................................46
SECTION 6.05.  Transactions with Affiliates...................................46
SECTION 6.06.  Restrictions on Dividends......................................46
SECTION 6.07.  Consolidated Leverage Ratio....................................46
SECTION 6.08.  Adjusted Consolidated Net Worth................................46
SECTION 6.09.  Consolidated Coverage Ratio....................................46
SECTION 6.10.  Restricted Payments; Certain Payments in
                      Respect of Indebtedness.................................46
SECTION 6.11.  Art Loans......................................................46

                                   ARTICLE VII

EVENTS OF DEFAULT.............................................................47

                                  ARTICLE VIII

THE AGENTS....................................................................49

                                   ARTICLE IX

COLLECTION ALLOCATION MECHANISM...............................................51

                                    ARTICLE X

                                    GUARANTEE

SECTION 10.01.  Guarantee.....................................................53
SECTION 10.02.  Obligations Unconditional.....................................53
SECTION 10.03.  Reinstatement.................................................54
SECTION 10.04.  Subrogation...................................................54
SECTION 10.05.  Remedies......................................................54
SECTION 10.06.  Continuing Guarantee..........................................54

                                   ARTICLE XI

                                  MISCELLANEOUS

SECTION 11.01.  Notices.......................................................54
SECTION 11.02.  Survival of Agreement.........................................55

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SECTION 11.03.  Binding Effect................................................55
SECTION 11.04.  Successors and Assigns........................................55
SECTION 11.05.  Expenses; Indemnity...........................................58
SECTION 11.06.  Right of Setoff...............................................59
SECTION 11.07.  Applicable Law................................................59
SECTION 11.08.  Waivers; Amendment............................................59
SECTION 11.09.  Interest Rate Limitation......................................59
SECTION 11.10.  Entire Agreement..............................................60
SECTION 11.11.  Waiver of Jury Trial..........................................60
SECTION 11.12.  Severability..................................................60
SECTION 11.13.  Judgment Currency.............................................60
SECTION 11.14.  Counterparts..................................................61
SECTION 11.15.  Headings......................................................61
SECTION 11.16.  Jurisdiction; Consent to Service of Process...................61
SECTION 11.17.  Confidentiality...............................................51
SECTION 11.18.  Release of Liens and Guarantees...............................52

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Exhibit A           Form of Borrowing Request
Exhibit B           Administrative Questionnaire
Exhibit C           Form of Assignment and Acceptance
Exhibit D-1         Form of Opinion of Weil, Gotshal & Manges LLP
Exhibit D-2         Form of Opinion of Freshfields
Exhibit D-3         Form of Opinion of Pestalozzi Lachenal & Patry
Exhibit E           Form of Perfection Certificate
Exhibit F           Indemnity, Subrogation and Contribution Agreement
Exhibit G           Form of Amended and Restated Pledge Agreement
Exhibit H           Form of Amended and Restated Security Agreement
Exhibit I           Form of Amended and Restated Subsidiary Guarantee Agreement
Exhibit J           Form of Amended and Restated Trademark Security Agreement
Schedule 1.01A      Other Obligations
Schedule 1.01B      Specified Assets
Schedule 1.01C      Excluded Subsidiaries

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                                                                  CONFORMED COPY

                        AMENDED AND RESTATED CREDIT AGREEMENT (this "AGREEMENT")
                  dated as of July 10, 2001, among SOTHEBY'S HOLDINGS, INC., a Michigan corporation ("HOLDINGS"), SOTHEBY'S, INC., a New York corporation (together with Holdings, the "US BORROWERS"), OATSHARE LIMITED, a company registered in England ("OATSHARE"), and SOTHEBY'S, a company registered in England (together with Oatshare, the "UK BORROWERS"); SOTHEBY'S GLOBAL TRADING GmbH, a company organized in Switzerland (the "SWISS BORROWER" and, together with the UK Borrowers and the US Borrowers, the "BORROWERS"); the lenders listed in Schedule
                  2.01 hereto or subsequently becoming parties hereto as provided herein (the "LENDERS"); and THE CHASE MANHATTAN BANK, a New York banking corporation, as administrative agent (in such capacity, the "ADMINISTRATIVE AGENT") and as collateral agent (in such capacity, the "COLLATERAL AGENT") for the Lenders and as the issuing bank (in such capacity, the "ISSUING BANK").

            WHEREAS certain of the parties hereto have previously entered into a Credit Agreement dated as of August 3, 1994 (the "ORIGINAL CREDIT AGREEMENT");

            WHEREAS the Original Credit Agreement was amended and restated by the Amendment and Restatement dated as of March 10, 2000, and further amended by an Amendment dated as of November 9, 2000 (as so amended and restated and further amended, the "EXISTING CREDIT AGREEMENT");

            WHEREAS the US Borrowers, the UK Borrowers, certain of the lenders and Chase, as Administrative Agent, Collateral Agent and Issuing Bank, are parties to the Existing Credit Agreement, under which revolving loans and letters of credit in an aggregate principal or face amount with a Dollar Equivalent of approximately $94,000,000 are outstanding.

            WHEREAS the Borrowers have requested the Lenders, the Administrative Agent, the Collateral Agent and the Issuing Bank to amend and restate the Existing Credit Agreement in the form of this Agreement and to extend or continue credit hereunder in the form of (a) Term Loans on the Effective Date in an aggregate principal amount as set forth on Schedule 2.01 (subject to addition and reduction as provided herein); (b) Revolving Loans at any time and from time to time during the Revolving Availability Period in an aggregate principal amount at any time outstanding not in excess of the amounts set forth on
Schedule 2.01 (subject to addition and reduction as provided herein) or an equivalent amount in Sterling minus the LC Exposure at such time and (c) Letters of Credit in an aggregate stated amount at any time outstanding that will not result in the LC Exposure exceeding $50,000,000. The proceeds of the Term Loans were used to finance the purchase price or cost of construction of the York Avenue Property and for general corporate purposes. The proceeds of the Revolving Loans have been and are to be used for general corporate purposes including, without limitation, the payment of amounts due in respect of Litigation Liabilities, refinancing commercial paper or other borrowings and providing funds for capital expenditures and working capital. The Administrative Agent, the Collateral Agent, the Issuing Bank and the Lenders are willing to amend and restate the Existing Credit Agreement, the Lenders are willing to extend and continue such credit to the Borrowers and the Issuing Bank is willing to issue and continue Letters of Credit for the accounts of the Borrowers, in each case on the terms and subject to the conditions set forth herein.

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            Accordingly, the parties hereto agree as follows:

                             ARTICLE I. DEFINITIONS

            SECTION 1.01. DEFINED TERMS. As used in this Agreement, the following terms shall have the meanings specified below:

            "ABR BORROWING" shall mean a Borrowing comprised of ABR Loans.

            "ABR LOAN" shall mean any Loan bearing interest at a rate determined by reference to the Alternate Base Rate in accordance with the provisions of
Article II.

            "ABR REVOLVING LOAN" shall mean a Revolving Loan that is an ABR
Loan.

            "ABR TERM LOAN" shall mean a Term Loan that is an ABR Loan.

            "ADJUSTED CONSOLIDATED NET WORTH" shall mean at any date Consolidated Net Worth at such date minus, to the extent not reflected in Consolidated Net Worth and without duplication, the aggregate amount of (a) all payments made by Holdings and the Subsidiaries in respect of Litigation Liabilities, (b) all accounting reserves established by Holdings and the Subsidiaries in respect of anticipated Litigation Liabilities, (c) all amounts escrowed or otherwise segregated from the general assets of Holdings and the Subsidiaries to provide for Litigation Liabilities and (d) all amounts that Holdings and the Subsidiaries have agreed to or become obligated to pay, but have not yet paid, pursuant to fines, judgments, settlements or agreements entered into in respect of Litigation Liabilities, plus, to the extent reflected in Consolidated Net Worth or subtracted from Consolidated Net Worth under the foregoing clauses (a) through (d), (i) up to $25,000,000 in payments made by Holdings and the Subsidiaries to settle the European Claims and (ii) restructuring charges of up to $25,000,000.

            "ADMINISTRATIVE FEES" shall have the meaning assigned to such term in Section 2.06(b).

            "ADMINISTRATIVE QUESTIONNAIRE" shall mean an Administrative Questionnaire in the form of Exhibit B hereto.

            "AFFILIATE" shall mean, as to any person, another person (other than a subsidiary of such first person) that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with such first person.

            "AGENTS" shall mean the Administrative Agent and the Collateral
Agent.

            "ALTERNATE BASE RATE" shall mean, for any day, a rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the greater of
(a) the Prime Rate in effect on such day and (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. For purposes hereof, "PRIME RATE" shall mean the rate of interest per annum publicly announced from time to time by the Administrative Agent as its prime rate in effect at its principal office in New York City; each change in the Prime Rate shall be effective on the date such change is publicly announced as effective. "FEDERAL FUNDS EFFECTIVE RATE" shall mean, for any day, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for the day of such

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transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it. If for any reason the Administrative Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Federal Funds Effective Rate for any reason, including the inability of the Administrative Agent to obtain sufficient quotations in accordance with the terms thereof, the Alternate Base Rate shall be determined without regard to clause (b) of the first sentence of this definition until the circumstances giving rise to such inability no longer exist.

            "ALTERNATIVE CURRENCY" shall mean Sterling.

            "ALTERNATIVE CURRENCY BORROWING" shall mean a Borrowing comprised of Alternative Currency Loans.

            "ALTERNATIVE CURRENCY EQUIVALENT" shall mean, with respect to an amount of Dollars on any date in relation to the Alternative Currency, the amount of the Alternative Currency that may be purchased with such amount of Dollars at the Spot Exchange Rate with respect to Dollars on such date.

            "ALTERNATIVE CURRENCY LOAN" shall mean any Loan denominated in the Alternative Currency.

            "ANTITRUST SETTLEMENT AGREEMENT" shall mean the Sotheby's Settlement Agreement entered into by Holdings and Sotheby's, Inc. in the matter of IN RE AUCTION HOUSES ANTITRUST LITIGATION, which relates to allegations of violations of Federal antitrust laws in connection with auctions in the United States.

            "ART LOANS" shall mean loans made by the Lending Subsidiaries to customers of Holdings and the Subsidiaries, to finance the purchase or carrying of, or in anticipation of the potential sale of, or secured by, works of art.

            "ASSIGNED DOLLAR VALUE" shall mean, in respect of any Borrowing, Letter of Credit or LC Disbursement denominated in the Alternative Currency, the Dollar Equivalent thereof determined based upon the applicable Spot Exchange Rate as of the Denomination Date for such Borrowing, Letter of Credit or LC Disbursement.

            "ASSIGNMENT AND ACCEPTANCE AGREEMENT" shall mean an assignment and acceptance agreement entered into by a Lender and an assignee, and accepted by the Administrative Agent and, where required, the Borrowers, in the form of Exhibit C or such other form as shall be approved by the Administrative Agent.

            "BOARD" shall mean the Board of Governors of the Federal Reserve System of the United States.

            "BORROWERS" shall mean Sotheby's Holdings, Inc., Sotheby's, Inc., Oatshare Limited, Sotheby's and Sotheby's Global Trading GmbH.

            "BORROWING" shall mean a group of Loans of a single Type made by the Lenders.

            "BORROWING BASE" shall mean, at any time, an amount equal to the sum of (a) the aggregate outstanding principal amount of all Art Loans that are (i) owned by Lending Subsidiaries that are Domestic Subsidiaries and (ii) subject to perfected, first priority pledges or security interests in favor of the Collateral

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Agent created under the Security Documents to secure the Obligations, as contemplated by the definition of "Collateral and Guarantee Requirement", (b) the lesser of (i) the aggregate outstanding principal amount of Borrowings of the UK Borrowers and (ii) the aggregate outstanding principal amount of all Art Loans that are (A) owned by Sotheby's Financial Services Ltd. and (B) subject to perfected, first priority pledges or security interests in favor of the Collateral Agent created under the Security Documents to secure the Obligations of the UK Borrowers, as contemplated by the definition of "Collateral and Guarantee Requirement", (c) the lesser of (i) the aggregate outstanding amount of borrowings of the Swiss Borrower and (ii) the aggregate outstanding principal amount of all Art Loans that are (A) owned by the Swiss Borrower and (B) subject to perfected, first priority pledges or security interests in favor of the Collateral Agent to secure the Obligations of the Swiss Borrower, as contemplated by the definition of "Collateral and Guarantee Requirement", (d) an amount equal to 15% of Consolidated Net Tangible Assets, it being understood that this clause (d) will be determined by reference to the most recent Borrowing Base Certificate and (e) an amount equal to the lesser of (i) US$75,000,000 and (ii) the aggregate principal amount of the loans outstanding under the Term Facility, so long as the obligations under the Term Facility are secured by a perfected, first priority lien on the York Avenue Property.

            "BORROWING BASE CERTIFICATE" shall mean a certificate in a form approved by the Administrative Agent, together with all attachments contemplated thereby.

            "BORROWING REQUEST" shall mean a request made pursuant to Section
2.04 in the form of Exhibit A.

            "BUSINESS DAY" shall mean any day (other than a day which is a Saturday, Sunday or legal holiday in the State of New York) on which banks are open for business in New York City; PROVIDED, HOWEVER, that, when used in connection with a Eurocurrency Loan, the term "BUSINESS DAY" shall also exclude any day on which banks are not open for dealings in deposits in Dollars or Sterling, as the case may be, in the London interbank market.

            "CAM" shall mean the mechanism for the allocation and exchange of interests in the Loans and LC Exposures and collections in respect thereof established under Article IX.

            "CAM EXCHANGE" shall mean the exchange of the Lender's interests provided for in Article IX.

            "CAM EXCHANGE DATE" shall mean the date on which any event referred to in paragraph (l) or (m) of Article VII shall occur in respect of Holdings.

            "CAM PERCENTAGE" shall mean, as to each Lender, a fraction, expressed as a decimal, of which (a) the numerator shall be the aggregate Dollar Equivalent (determined on the basis of Spot Exchange Rates prevailing on the CAM Exchange Date) of the Specified Obligations owed to such Lender and such Lender's participations in undrawn Letters of Credit immediately prior to the CAM Exchange Date and (b) the denominator shall be the aggregate Dollar Equivalent (as so determined) of the Specified Obligations owed to all the Lenders and the aggregate undrawn amount of outstanding Letters of Credit immediately prior to such CAM Exchange Date.

            "CAPITAL LEASE OBLIGATIONS" of any person shall mean the obligations of such person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such person under GAAP and, for the purposes of this Agreement, the

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amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP.

            A "CHANGE IN CONTROL" shall be deemed to have occurred if (a) A. Alfred Taubman shall sell, transfer or otherwise dispose of shares of capital stock of Holdings and, following such sale, transfer or other disposition shall not beneficially own, directly or indirectly, shares of capital stock of Holdings representing more than 50% of the aggregate ordinary voting power represented by all the issued and outstanding capital stock of Holdings, unless the Lenders shall have been notified, at least 20 days prior to such sale, transfer or other disposition, of the identity of the intended transferee and the Required Lenders have delivered to Holdings a notice of their approval of such transferee; or (b) a majority of the seats (other than vacant seats) on the Board of Directors of Holdings shall be occupied by persons other than Continuing Directors.

            "CHICAGO MORTGAGE" shall mean the Mortgage, Assignment of Rents, Security Agreement and Fixture Filing dated as of March 10, 2000, from Sotheby's Chicago, Inc. to The Chase Manhattan Bank relating to the land, building and improvements located at 215 W. Ohio Street, Chicago, Illinois 60601.

            "CLASS" when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Revolving Loans or Term Loans and, when used in reference to any Commitment, refers to whether such Commitment is a Revolving Commitment or a Term Commitment

            "CLOSING DATE" shall mean the date of this Agreement.

            "CODE" shall mean the Internal Revenue Code of 1986, as the same may be amended from time to time.

            "COLLATERAL" shall mean any and all "Collateral", as defined in any applicable Security Document.

            "COLLATERAL AND GUARANTEE REQUIREMENT" shall mean, at any time, that the following requirements shall be satisfied at and as of such time:

                  (i) a Subsidiary Guarantee Agreement (or a supplement thereto)
            shall have been executed by each Domestic Subsidiary existing at such time, other than any Borrower, shall have been delivered to the Collateral Agent and shall be in full force and effect;

                  (ii) one or more Pledge Agreements (or supplements thereto)
            shall have been duly executed and delivered by Holdings, each Domestic Subsidiary existing at such time and Sotheby's Financial Services Ltd. and there shall have been duly and validly pledged to the Collateral Agent thereunder, for the ratable benefit of the holders of the Obligations (and the holders of the Senior Notes, to the extent required under the Senior Note Indenture after giving effect to baskets and exceptions provided for therein in a manner satisfactory to the Collateral Agent) (A) all the outstanding Equity Interests (other than Equity Interests in any Foreign Subsidiary) owned directly by Holdings or any Domestic Subsidiary, (B) 65% of the outstanding voting Equity Interests, and 100% of the outstanding non-voting Equity Interests (or, in each case, such lesser percentages as shall be owned by Holdings and the Domestic Subsidiaries) in each Foreign Subsidiary owned

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            in whole or in part directly by Holdings or any Domestic Subsidiary,
            (C) all Art Loans and other Indebtedness owed to Holdings or any Domestic Subsidiary and (D) solely as security for the Obligations of the UK Borrowers, all Art Loans and other Indebtedness owed to Sotheby's Financial Services Ltd., and all steps required under applicable law or reasonably requested by the Collateral Agent to ensure that the Pledge Agreements create valid, first priority, perfected Liens on all the Collateral subject thereto shall have been taken to the satisfaction of the Collateral Agent, it being understood that to the extent effective under applicable law, perfection on the Art Loans will be accomplished by means of filings under the Uniform Commercial Code or other applicable statutes, PROVIDED that if the Collateral Agent shall deliver to Holdings a notice stating that the Collateral Agent believes (x) that the financial condition of Holdings and the Subsidiaries has deteriorated and (y) that the interests of the Lenders would be more effectively protected if the Collateral Agent possessed the instruments evidencing the Art Loans, Holdings will cause each Lending Subsidiary promptly to deliver such instruments to the Collateral Agent, accompanied by undated instruments of transfer satisfactory to the Collateral Agent and executed in blank by the appropriate Lending Subsidiary;

                  (iii) at any time when Sotheby's Global Trading GmbH shall have outstanding Art Loans that are or are to be taken into account in determining the Borrowing Base, (A) the form of the documentation therefor shall have been approved by the Collateral Agent, (B) a Pledge Agreement in form and substance reasonably satisfactory to the Collateral Agent shall have been duly executed by Sotheby's Global Trading GmbH and there shall be duly and validly pledged to the Collateral Agent thereunder, for the ratable benefit of the holders of the Obligations of the Swiss Borrower, all Art Loans owed to the Swiss Borrower, and (C) all steps required under applicable law or reasonably requested by the Collateral Agent to ensure that such Pledge Agreement creates valid, first priority, perfected Liens on all the Collateral subject thereto shall have been taken to the satisfaction of the Collateral Agent;

                  (iv) at any time after the 30th day following the Effective
            Date, all steps required under applicable law or reasonably requested by the Collateral Agent shall have been taken to create and ensure that the Collateral Agent has a valid, first priority, perfected Lien on 65% of the Equity Interests of Sotheby's Global Trading GmbH, including but not limited to the execution of a public deed notarized in Zurich, Switzerland;

                  (v) the Security Agreement (or supplements thereto) (and, with respect to any trademark, a Trademark Security Agreement) shall have been duly executed and delivered by Holdings and each Domestic Subsidiary existing at such time and there shall have been subjected to security interests in favor of the Collateral Agent thereunder, for the ratable benefit of the holders of the Obligations (and the holders of the Senior Notes, to the extent required under the Senior
            Note Indenture after giving effect to baskets and exceptions provided for therein in a manner satisfactory to the Collateral Agent), all the tangible and intangible assets of Holdings and each Domestic Subsidiary (including all Art Loans and other Indebtedness owed to Holdings or any Domestic Subsidiary) in which security interests can be created under the Uniform Commercial Code as in effect in the State of New York or other applicable law, and all documents and instruments, including UCC financing statements, required by law or reasonably requested by the Collateral Agent to be filed, registered or recorded to create and perfect the Liens intended to be created by the Security Agreement and the Trademark Security Agreement shall have been filed,

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            registered or recorded (or arrangements satisfactory to the
            Collateral Agent for such filing, registration or recording shall have been made);

                  (vi) the Collateral Agent shall have received (A) counterparts of a Mortgage with respect to each Mortgaged Property, duly executed and delivered by the record owner of such Mortgaged Property, (B) at the reasonable request of the Collateral Agent or the Required Lenders, in the case of each Mortgaged Property with a book or fair market value in excess of $1,000,000, a policy or policies of title insurance issued by a nationally recognized title insurance company insuring the Lien of each such Mortgage as a valid first Lien on the Mortgaged Property described therein, free of any other Liens except as expressly permitted by Section 6.01, together with endorsements, coinsurance and reinsurance, and (C) such surveys, abstracts, legal opinions and other documents as the Collateral Agent or the Required Lenders may reasonably request with respect to any such Mortgage or Mortgaged Property;

                  (vii) the Indemnity, Subrogation and Contribution Agreement
            (or a supplement thereto) shall have been executed by Holdings and each Domestic Subsidiary party to the Guarantee Agreement or any Security Document, shall have been delivered to the Collateral Agent and shall be in full force and effect; and

                  (viii) each Borrower shall have obtained all consents and
            approvals required to be obtained by it in connection with the execution and delivery of all Security Documents to which it is a party, the performance of its obligations thereunder and the creation by it of the Liens provided for therein.

The foregoing definition shall not require the creation or perfection of pledges of or security interests in (a) the Specified Assets or (b) particular assets of Holdings and the Subsidiaries if and for so long as, in the judgment of the Administrative Agent with respect to this clause (b), the cost or effort to create or perfect such pledges or security interests in such assets, or the effort to do so, shall be excessive in view of the benefits to be obtained by the Lenders therefrom. The Administrative Agent may grant extensions of time for the perfection of security interests in or the obtaining of title insurance with respect to particular assets (including extensions beyond the Closing Date for the perfection of security interests in assets of Holdings and the Subsidiaries on such date) where it determines that perfection cannot be accomplished without undue effort or expense by the time or times at which it would otherwise be required by this Agreement or the Security Documents.

            "COMMITMENT" shall mean a Revolving Commitment or a Term Commitment, as applicable.

            "CONSOLIDATED ADJUSTED INTEREST EXPENSE" shall mean, with respect to Holdings and its consolidated subsidiaries for any period, (a) Consolidated Interest Expense of Holdings and its consolidated subsidiaries for such period, MINUS (b) interest income of Holdings and its consolidated subsidiaries for such period, determined on a consolidated basis in accordance with GAAP consistently applied, MINUS (c) any amounts included in Consolidated Interest Expense for such period in respect of amortization of (i) discounts on the payment of settlements with the Department of Justice and Amazon.com, Inc., (ii) discounts on the existing Senior Notes and (iii) closing fees incurred in conjunction with the amendments and restatements of the Existing Credit Agreement and this Agreement, MINUS (d) to the extent included in Consolidated Interest Expense, interest accrued on amounts payable on the Benefit Equalization Plan, an unfunded senior management benefit plan.

            "CONSOLIDATED COVERAGE RATIO" shall mean, with respect to Holdings and its consolidated subsidiaries for any period, the ratio of (a) Consolidated EBITDA for such period to (b) Consolidated Adjusted Interest Expense for such period.

            "CONSOLIDATED EBITDA" shall mean, with respect to Holdings and its consolidated subsidiaries for any period, the sum, without duplication, of (a) Consolidated Net Income for such period, (b) Consolidated Interest Expense for such period, (c) all Federal, state, local and foreign income taxes deducted in determining such Consolidated Net Income, (d) depreciation, amortization and other non-cash charges deducted in determining such Consolidated Net Income, (e) payments and reserves in respect of obligations under the Settlement Agreements deducted in determining such Consolidated Net Income, PROVIDED that (i) such payments and reserves shall not at any time exceed US$205,200,000 and (ii) at least US$40,000,000 of such payments and reserves shall be paid in equity securities of Holdings, (f) if such period includes the fiscal quarter ending December 31, 2000, restructuring and other non-recurring charges not in excess of US$23,000,000 deducted in determining Consolidated Net Income for such period, (g) restructuring and other non-recurring charges not in excess of US$25,000,000 deducted in determining Consolidated Net Income, (h) payments to settle the European Claims deducted in determining Consolidated Net Income for such period, PROVIDED that the aggregate cumulative amount of all such payments made during all periods shall not exceed $25,000,000 and (i) accruals in respect of bonuses to be paid during the fiscal years ending December 31, 2001, 2002 and 2003 in order to retain key employees.

            "CONSOLIDATED INTEREST EXPENSE" shall mean with respect to Holdings and its consolidated subsidiaries for any period, the consolidated gross interest expense of Holdings and its consolidated subsidiaries for such period, determined on a consolidated basis in accordance with GAAP consistently applied.

            "CONSOLIDATED LEVERAGE RATIO" shall mean, as to Holdings and its consolidated subsidiaries, the ratio of (a) the consolidated Indebtedness of Holdings and its consolidated subsidiaries to (b) the sum of the consolidated Indebtedness of Holdings and its consolidated subsidiaries and Adjusted Consolidated Net Worth.

            "CONSOLIDATED NET INCOME" shall mean, for Holdings and its consolidated subsidiaries for any period, the aggregate net income (or net deficit) of such persons determined on a consolidated basis for such period, in accordance with GAAP on a basis consistent with that used in preparing the Financial Statements referred to in Section 3.03; PROVIDED, HOWEVER, that in computing "Consolidated Net Income", any extraordinary gains and losses and any non-recurring losses relating to the Litigation Liabilities shall be excluded.

            "CONSOLIDATED NET TANGIBLE ASSETS" shall mean the aggregate amount of assets (less applicable reserves and other properly deductible items) after deducting therefrom (a) all current liabilities, and (b) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles, all as set forth on the books and records of Holdings and its consolidated subsidiaries and computed in accordance with GAAP.

            "CONSOLIDATED NET WORTH" shall mean at any date shareholders' equity, as shown on a consolidated balance sheet of Holdings and its Subsidiaries prepared in accordance with GAAP at such date.

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                                                                               9


            "CONSTRUCTION AND IMPROVEMENT AMOUNT" shall mean, at any time, the aggregate amount then or theretofore expended by Sotheby's, Inc. on the purchase price, cost of construction and cost of substantial improvements to the York Avenue Property.

            "CONTINUING DIRECTOR" shall mean any Director of Holdings that shall have been a Director on the Closing Date or shall have been nominated or appointed by a majority of the then Continuing Directors.

            "CONTROL" shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a person, whether through the ownership of voting securities, by contract or otherwise, and the terms "CONTROLLING" and "CONTROLLED" shall have meanings correlative thereto.

            "DEFAULT" shall mean any event or condition which upon notice, lapse of time or both would constitute an Event of Default.

            "DENOMINATION DATE" shall mean (a) in relation to any Alternative Currency Borrowing, the date that is three Business Days before the date such Borrowing is made, (b) in relation to any Letter of Credit denominated in the Alternate Currency, the most recent date that is (i) the date three Business Days before the date of issuance or renewal of such Letter of Credit (the "INITIAL VALUATION DATE") or (ii) a date corresponding to the Initial Valuation Date in the third, sixth or ninth month following the month in which the Initial Valuation Date shall have occurred and (c) in relation to any LC Disbursement, the Denomination Date applicable to the Letter of Credit under which such LC Disbursement shall have been made.

            "DOLLAR EQUIVALENT" shall mean,(a) with respect to any amount in US Dollars, such amount, and (b) with respect to an amount of the Alternative Currency on any date, (i) for any Loan, the amount of Dollars that may be purchased with such amount of such Alternative Currency at the Spot Exchange Rate with respect to the Alternative Currency on such date and (ii) for any Letter of Credit, the Dollar equivalent of the face amount of such Letter of Credit determined at the most recent of (x) the exchange rate at the date such Letter of Credit was issued and (y) the exchange rate at the three month anniversary of such date.

            "DOLLARS" or "$" shall mean lawful money of the United States of America.

            "DOMESTIC SUBSIDIARIES" shall mean all Subsidiaries incorporated or organized under the laws of the United States of America, any State thereof or the District of Columbia except for Excluded Subsidiaries.

            "EFFECTIVE DATE" shall mean the date on which all the conditions specified in Section 9 of the Effectiveness Agreement are satisfied (or waived in accordance with Section 11.08 herein).

            "EFFECTIVENESS AGREEMENT" shall mean the Effectiveness Agreement dated as of July 10, 2001, among Holdings, the Borrowers, the financial institutions and other entities party thereto as Lenders and Chase.

            "EQUITY INTERESTS" shall mean any shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a person, and any warrants, options or other rights to acquire any such equity ownership interests.

            "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as the same may be amended from time to time.

            "ERISA AFFILIATE" shall mean any trade or business (whether or not incorporated) that together with the Borrowers is treated as a single employer under Section 414 of the Code.

            "EUROCURRENCY BORROWING" shall mean a Borrowing comprised of Eurocurrency Loans.

            "EUROCURRENCY LOAN" shall mean any Loan bearing interest at a rate determined by reference to the LIBO Rate in accordance with the provisions of
Article II.

            "EUROCURRENCY REVOLVING BORROWING" shall mean a Revolving Borrowing comprised of Eurocurrency Revolving Loans.

            "EUROCURRENCY REVOLVING LOAN" shall mean any Revolving Loan that is a Eurocurrency Loan.

            "EUROCURRENCY TERM BORROWING" shall mean a Term Borrowing comprised of Eurocurrency Term Loans.

            "EUROCURRENCY TERM LOAN" shall mean any Term Loan that is a Eurocurrency Loan.

            "EUROPEAN CLAIMS" shall mean (a) any claims that may arise out of an inquiry by the European Commission regarding commissions charged by Sotheby's in auctions in the European Union and (b) claims asserted in antitrust lawsuits alleging violations of Federal or state antitrust laws in connection with auctions outside the United States.

            "EVENT OF DEFAULT" shall have the meaning assigned to such term in
Article VII.

            "EXCLUDED SUBSIDIARIES" shall mean those subsidiaries which are listed on Schedule 1.01C and which do not have assets greater than $200,000 or earnings greater than $50,000 for the period of four fiscal quarters most recently ended.

            "FEES" shall mean the Administrative Fees and the Commitment Fee.

            "FINANCIAL OFFICER" of any corporation shall mean the Chief Financial Officer, principal accounting officer, Treasurer or Controller of such corporation.

            "FOREIGN SUBSIDIARIES" shall mean all Subsidiaries other than Domestic Subsidiaries or Excluded Subsidiaries.

            "GAAP" shall mean United States generally accepted accounting principles, applied on a basis consistent with the financial statements referred to in Section 3.03.

            "GOVERNMENTAL AUTHORITY" shall mean any Federal, state, local or foreign court or governmental agency, authority, instrumentality or regulatory body.

            "GUARANTEE" of or by any person shall mean any obligation, contingent or otherwise, of such person guaranteeing or having the economic effect of guaranteeing any Indebtedness of any other person (the "primary obligor") in any manner, whether directly or indirectly, and including any obligation of such person, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Indebtedness, (b) to purchase property, securities or services for the purpose of assuring the owner of such Indebtedness of the payment of such Indebtedness or (c) to maintain working capital, equity capital or other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness; PROVIDED, HOWEVER, that the term Guarantee shall not include endorsements for collection or deposit, or guarantees in the ordinary course of business including, without limitation, guarantees by the Borrowers to consignors of minimum prices in connection with sales of property.

            "GUARANTOR" shall mean the Borrowers (other than Sotheby's Global Trading GmbH) in their capacity as guarantors under Section 10.01 except that Oatshare Limited and Sotheby's will not be Guarantors in respect of any Obligations of Holdings, Sotheby's, Inc. and Sotheby's Global Trading GmbH.

            "INDEBTEDNESS" of any person shall mean, without duplication, (a) all obligations of such person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such person upon which interest charges are customarily paid, (d) all obligations of such person under conditional sale or other title retention agreements relating to property or assets purchased by such person, (e) all obligations of such person issued or assumed as the deferred purchase price of property or services, (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such person, whether or not the obligations secured thereby have been assumed, (g) all Guarantees by such person of Indebtedness of others, (h) all Capital Lease Obligations of such person, (i) all obligations of such person in respect of interest rate protection agreements, foreign currency exchange agreements or other interest or exchange rate hedging arrangements and (j) all obligations of such person as an account party in respect of letters of credit and bankers' acceptances; PROVIDED, HOWEVER, that Indebtedness shall not include trade accounts payable in the ordinary course of business (whether or not any such trade accounts have terms providing a discount if paid within a certain time or an interest factor if not paid within a certain time), and for purposes of determining compliance with the financial covenants contained in Sections 6.02, 6.07 and 6.09, Indebtedness will not include the items referred to in (i) and (j) above. The Indebtedness of any person shall include the Indebtedness of any partnership in which such person is a general partner to the extent that the Indebtedness of such partnership is attributed to such person in accordance with GAAP.

            "INDEMNITY, SUBROGATION AND CONTRIBUTION AGREEMENT" shall mean the Indemnity, Subrogation and Contribution Agreement, set forth as Exhibit F, dated March 10, 2000 among Holdings, the Subsidiary Guarantors (as defined therein) and Chase.

            "INFORMATION MEMORANDUM" means the Confidential Information Memorandum dated June 2001 relating to the Borrowers and the transactions contemplated by this Agreement.

            "INTEREST ELECTION REQUEST" shall mean a request by the Borrower to convert or continue a Revolving Borrowing in accordance with Section 2.05.

            "INTEREST PAYMENT DATE" shall mean, with respect to any Loan, the last day of each Interest Period applicable thereto and, in the case of a Eurocurrency Loan with an Interest Period of more than three months' duration, each day that would have been an Interest Payment Date for such Loan had successive Interest Periods of three months' duration or 90 days duration, as the case may be, been applicable to such Loan and, in addition, the date of any conversion of such Loan to a Loan of a different Type.

            "INTEREST PERIOD" shall mean (a) as to any Eurocurrency Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day (or, if there is no numerically corresponding day, on the last day) in the calendar month that is 1, 2, 3 or 6 months thereafter, as the applicable Borrower may elect and (b) as to any ABR Borrowing, a period commencing on the date of such Loan and ending on the earlier of the next succeeding March 31, June 30, September 30 and December 31 or the date on which such Loan is repaid or prepaid; PROVIDED, HOWEVER, that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless, in the case of Eurocurrency Loans only, such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (ii) no Interest Period shall end later than, with respect to any Revolving Loan, the Revolving Maturity Date or, with respect to any Term Loan, the Term Maturity Date. Interest shall accrue from and including the first day of an Interest Period to but excluding the last day of such Interest Period.

            "ISSUING BANK" means The Chase Manhattan Bank, in its capacity as the issuer of Letters of Credit hereunder, and its successors in such capacity as provided in Section 2.03(i). The Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by affiliates of the Issuing Bank, in which case the term "Issuing Bank" shall include any such affiliate with respect to Letters of Credit issued by such affiliate.

            "LC DISBURSEMENT" means a payment made by the Issuing Bank pursuant to a Letter of Credit.

            "LC EXPOSURE" means, at any time, the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit denominated in Dollars at such time plus (b) the aggregate amount of all LC Disbursements denominated in Dollars that have not yet been reimbursed by or on behalf of the applicable Borrowers at such time plus (c) the sum of the Assigned Dollar Values of the undrawn amounts of all outstanding Letters of Credit denominated in the Alternative Currency at such time plus (d) the sum of the Assigned Dollar Values of all LC Disbursements denominated in the Alternative Currency that have not yet been reimbursed by or on behalf of the applicable Borrowers at such time. The LC Exposure of any Revolving Lender at any time shall be its Revolving Percentage of the total LC Exposure at such time.

            "LENDING SUBSIDIARIES" shall mean Sotheby's Financial Services, Inc., Sotheby's Financial Services California, Inc., Oberon Inc., Theta Inc., Sotheby's Ventures LLC, Sotheby's Financial Services Limited, Sotheby's Aktiengesellschaft and Sotheby's Global Trading GmbH.

            "LETTER OF CREDIT" means any letter of credit issued pursuant to this Agreement.

            "LIBO RATE" shall mean, with respect to any Eurocurrency Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the rate at which deposits in the currency in which such Borrowing is denominated approximately equal in principal amount to the Loan of the Administrative Agent, in its capacity as a Lender (or, if the Administrative Agent is not a Lender in respect of such Borrowing, then the Loan of the Lender in respect of such Borrowing with the greatest Loan amount), included in such Eurocurrency Borrowing, and for a maturity comparable to such Interest Period are offered to the principal London office of the Administrative Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, on the date that is two Business Days prior to the commencement of such Interest Period.

            "LIEN" shall mean with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, encumbrance, charge or security interest in or on such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement relating to such asset and
(c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

            "LITIGATION LIABILITIES" shall mean liabilities (whether actual or asserted), claims, judgments, settlements and expenses resulting from (a) the antitrust investigation by the United States Department of Justice disclosed prior to the date hereof or related antitrust investigations by other Governmental Authorities, (b) antitrust litigation, whether commenced by Governmental Authorities or other persons, arising out of the matters that are the subject of any such investigation, (c) related shareholder derivative lawsuits and claims and (d) related securities lawsuits and claims.

            "LOAN" shall mean a Revolving Loan or a Term Loan, whether made as a Eurocurrency Loan or as an ABR Loan, as permitted hereby.

            "LOAN DOCUMENTS" shall mean this Agreement, including all Exhibits and Schedules, and the Security Documents.

            "MARGIN STOCK" shall have the meaning given such term under Regulation U.

            "MATERIAL ADVERSE CHANGE" or "MATERIAL ADVERSE EFFECT" shall mean a materially adverse change in, or a materially adverse effect on, the business, assets, operations or financial condition of Holdings and its Subsidiaries taken as a whole (other than any such change or effect resulting from the Litigation Liabilities to the extent no Default shall have resulted therefrom under Section
6.08 or any other provision of this Agreement).

            "MATERIAL SUBSIDIARY" shall mean at any time (a) each Subsidiary that is a Borrower and (b) any other Subsidiary that either (i) has a Subsidiary Net Worth at such time in excess of 2.5% of Consolidated Net Worth at such time or (ii) has consolidated assets in excess of 5% of the consolidated assets of Holdings and its consolidated subsidiaries at such time.

            "MORTGAGE" shall mean the York Avenue Mortgage, the Chicago Mortgage and one or more other mortgages or deeds of trust in form and substance satisfactory to Holdings and the Collateral Agent.

            "MORTGAGED PROPERTY" shall mean the York Avenue Property, the property subject to the Chicago Mortgage and each other parcel of real property owned by Holdings or any Domestic Subsidiary on the date hereof or at any time hereafter and the improvements thereto.

            "MULTIEMPLOYER PLAN" shall mean a multiemployer plan as defined in
Section 4001(a)(3) of ERISA to which the Borrowers or any ERISA Affiliate (other than one considered an ERISA Affiliate only pursuant to subsection (m) or (o) of Code Section 414) is making or accruing an obligation to make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions.

            "OBLIGATIONS" shall mean (a) the due and punctual payment by the Borrowers of the principal of and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Loans, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, (b) each payment required to be made by the Borrowers under this Agreement in respect of any Letter of Credit, when and as due, including payments in respect of reimbursement of disbursements and obligations to provide cash collateral, (c) all other monetary obligations, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), of Holdings and the Subsidiaries to the Lenders under this Agreement and the other Loan Documents, (d) the due and punctual payment and performance of all covenants, agreements, obligations and liabilities of the Borrowers, monetary or otherwise, under or pursuant to this Agreement and the other Loan Documents and
(e) the due and punctual payment of all monetary obligations of Holdings and the Subsidiaries referred to in Schedule 1.01A hereto.

            "OBLIGATION CURRENCY" shall have the meaning assigned to such term in Section 11.13.

            "OTHER TAXES" shall have the meaning assigned to such term in
Section 2.19(b).

            "PBGC" shall mean the Pension Benefit Guaranty Corporation referred to and defined in ERISA.

            "PERFECTION CERTIFICATE" shall mean a perfection certificate in form and substance satisfactory to Holdings and the Collateral Agent, substantially in the form of Exhibit E hereto.

            "PERMITTED INVESTMENTS" shall mean:

                  (a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within one year from the date of acquisition thereof;

                  (b) investments in commercial paper maturing within 270 days from the date of acquisition thereof and having, at such date of acquisition, a credit rating of A-1 or better or P-1 or better from S&P or from Moody's, respectively;

                  (c) investments in certificates of deposit, banker's
            acceptances and time deposits maturing within 180 days from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof which has a combined capital and surplus and undivided profits of not less than $500,000,000;

                  (d) fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (a) above and entered into with a financial institution satisfying the criteria described in clause (c) above; and

                  (e) investments in money market funds substantially all of whose assets consist of securities of the types described in clauses
            (a) through (d) above.

            "PERSON" shall mean any natural person, corporation, business trust, joint venture, association, company, partnership, government (or any agency or political subdivision thereof) or other entity.

            "PLAN" shall mean any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code which is maintained for current or former employees, or any beneficiary thereof, of the Borrowers or any ERISA Affiliate.

            "PLEDGE AGREEMENTS" shall mean (i) the Amended and Restated Pledge Agreement, substantially in the form of Exhibit G, among Holdings, the Subsidiary Pledgors (as defined therein) and the Collateral Agent and (ii) any future Pledge Agreement among Holdings, Sotheby's Global Trading GmbH and the Collateral Agent. .

            "REGISTER" shall have the meaning given such term in Section
11.04(d).

            "REGULATION D" shall mean Regulation D of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

            "REGULATION U" shall mean Regulation U of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

            "REGULATION X" shall mean Regulation X of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

            "RELATED FUND" shall mean, with respect to any Lender which is a fund that invests in loans, any other fund that invests in loans that is managed by the same investment advisor as such Lender or by an affiliate of such Lender or such investment advisor.

            "REPORTABLE EVENT" shall mean any reportable event as defined in
Section 4043(b) of ERISA or the regulations issued thereunder with respect to a Plan (other than a Plan maintained by an ERISA Affiliate that is considered an ERISA Affiliate only pursuant to subsection (m) or (o) of Code Section 414).

            "REQUIRED LENDERS" shall mean, at any time, Lenders having Revolving Exposures, outstanding Term Loans and unused Commitments representing at least 51% of the Total Revolving Exposures, outstanding Term Loans and unused Commitments at such time or, after the Commitments shall have been terminated or for purposes of acceleration pursuant to paragraph
(a) of Article VII, Lenders holding Loans and LC Exposures representing at least 51% of the aggregate principal amount of the Loans and LC Exposures outstanding. For purposes of determining the Required Lenders, any Loans denominated in the Alternative Currency shall be translated into Dollars at the Spot Exchange Rate in effect on the applicable Denomination Date.

            "RESPONSIBLE OFFICER" of any corporation shall mean any executive officer or Financial Officer of such corporation and any other officer or similar official thereof responsible for the administration of the obligations of such corporation in respect of this Agreement.

            "RESTRICTED PAYMENT" shall mean any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interests in Holdings or any Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any Equity Interests in Holdings or any Subsidiary.

            "REVOLVING AVAILABILITY PERIOD" shall mean the period from and including the Effective Date to but excluding the earlier of the Revolving Maturity Date and the date of termination of the Revolving Commitments.

            "REVOLVING BORROWING" shall mean a Borrowing comprised of Revolving Loans.

            "REVOLVING COMMITMENT" shall mean, with respect to any Lender at any time, the commitment (if any) of such Lender set forth on Schedule 2.01 (or in the Assignment and Acceptance pursuant to which such Lender shall have assumed its Revolving Commitment) to make Revolving Loans pursuant to Section 2.01(b), as such commitment may be reduced or increased from time to time pursuant to
Section 2.11(d) or pursuant to assignments by or to such Lender pursuant to
Section 11.04.

            "REVOLVING EXPOSURE" shall mean, with respect to any Lender at any time, the sum of (a) the aggregate principal amount at such time of all outstanding Revolving Loans of such Lender denominated in Dollars, (b) the Assigned Dollar Value at such time of the aggregate principal amount at such time of all outstanding Revolving Loans of such Lender that are Alternate Currency Loans and (c) such Lender's LC Exposure at such time.

            "REVOLVING LENDER" shall mean a Lender with a Revolving Commitment or, if the Revolving Commitments have terminated or expired, a Lender with a Revolving Exposure.

            "REVOLVING LOAN" shall mean a Loan made by a Revolving Lender pursuant to Section 2.04. Each Revolving Loan denominated in Dollars shall be a Eurocurrency Revolving Loan or an ABR Revolving Loan, and each Revolving Loan denominated in the Alternative Currency shall be a Eurocurrency Revolving Loan.

            "REVOLVING MATURITY DATE" shall mean July 10, 2002.

            "REVOLVING PERCENTAGE" shall mean, with respect to any Revolving Lender, the percentage of the total Revolving Commitment represented by such Lender's Revolving Commitment. If the Revolving Commitments have terminated or expired, the Revolving Percentages shall be determined based upon the Revolving Exposure of such Lender.

            "SCHEDULED INDEBTEDNESS" shall mean all Indebtedness incurred under the Existing Facility or listed on Schedule B.

            "SECURITY AGREEMENT" shall mean the Amended and Restated Security Agreement, substantially in the form of Exhibit H, among Holdings, the Subsidiary Guarantors (as defined therein) and Chase.

            "SECURITY DOCUMENTS" shall mean the Security Agreement, the Pledge Agreements, the Trademark Security Agreement, the Mortgages and each other security agreement or other instrument or document executed and delivered pursuant to Section 5.09.

            "SENIOR NOTES" shall mean Holdings' 6_% Notes due 2009 in an aggregate principal amount outstanding on the date hereof of $100,000,000.

            "SENIOR NOTE INDENTURE" shall mean the Indenture dated as of February 5, 1999, governing the Senior Notes, as amended, supplemented or otherwise modified from time to time.

            "SETTLEMENT AGREEMENTS" shall mean (a) the Antitrust Settlement Agreement, (b) the Stipulation and Agreement of Settlement dated November 7, 2000 entered into by Holdings and Sotheby's, Inc. in the matter of IN RE SOTHEBY'S HOLDINGS, INC. SECURITIES LITIGATION, which relates to allegations of violations of Federal securities laws and (c) the Plea Agreement between Holdings and the United States of America relating to an investigation of possible antitrust violations by the United States Department of Justice.

            "SPECIFIED ASSETS" shall mean those assets listed on Schedule 1.01B.

            "SPECIFIED OBLIGATIONS" means Obligations consisting of the principal of and interest on Loans, reimbursement obligations in respect of LC Disbursements, and Fees.

            "SPOT EXCHANGE RATE" shall mean, on any day, (a) with respect to the Alternative Currency in relation to Dollars, the spot rate at which Dollars are offered on such day by The Chase Manhattan Bank in London for the Alternative Currency at approximately 11:00 a.m. (London time), and (b) with respect to Dollars in relation to the Alternative Currency, the spot rate at which the Alternative Currency is offered on such day by The Chase Manhattan Bank in London for Dollars at approximately 11:00 a.m. (London time). For purposes of determining the Spot Exchange Rate in connection with an Alternative Currency Borrowing, such Spot Exchange Rate shall be determined as of the Denomination Date for such Borrowing with respect to transactions in the Alternative Currency that will settle on the date of such Borrowing. Each determination of a Spot Exchange Rate will be made by the Administrative Agent and will be conclusive absent manifest error.

            "STATUTORY RESERVE RATE" shall mean, with respect to any currency, a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve, liquid asset or similar percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by any Governmental Authority of the United States or of the jurisdiction of such currency to which banks in such jurisdiction are subject for any category of deposits or liabilities customarily used to fund loans in such currency or by reference to which interest rates applicable to Loans in such currency are determined. Eurocurrency Loans shall be deemed to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under Regulation D or any

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                                                                              18


other applicable law, rule or regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

            "STERLING" shall mean lawful money of the United Kingdom.

            "SUBSIDIARY" shall mean, with respect to any person (herein referred to as the "parent"), any corporation, partnership, association or other business entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or more than 50% of the general partnership interests are, at the time any determination is being made, owned, Controlled or held, or (b) which is, at the time any determination is made, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

            "SUBSIDIARY" shall mean any subsidiary of Holdings.

            "SUBSIDIARY GUARANTEE AGREEMENT" shall mean the Amended and Restated Guarantee Agreement, substantially in the form of Exhibit I hereto, among Holdings, the Subsidiary Guarantors (as defined therein) and Chase.

            "SUBSIDIARY NET WORTH" shall mean, as to any Subsidiary at any date, shareholder's equity of such Subsidiary and its consolidated subsidiaries at such date determined in accordance with GAAP.

            "SWISS BORROWER" shall mean Sotheby's Global Trading GmbH.

            "TAXES" shall have the meaning assigned to such term in Section 2.19(a).

            "TERM BORROWING" shall mean a Borrowing comprised of Term Loans.

            "TERM COMMITMENT" shall mean, with respect to any Lender at any time, the commitment (if any) of such Lender set forth on Schedule 2.01 to continue and/or acquire a Term Loan pursuant to Section 2.01(a) as such commitment may be increased from time to time pursuant to Section 2.11(d).

            "TERM LENDER" shall mean a Lender with a Term Commitment or an outstanding Term Loan.

            "TERM LOAN" shall mean a Loan continued and/or acquired pursuant to
Section 2.01(a).

            "TERM MATURITY DATE" shall mean August 11, 2002.

            "TRADEMARK SECURITY AGREEMENT" shall mean the Amended and Restated Trademark Security Agreement, substantially in the form of Exhibit J, among the Grantors (as defined therein) and Chase.

            "TRANSFEREE" shall have the meaning assigned to such term in Section 2.19(a).

            "TYPE", when used in respect of any Loan or Borrowing, shall refer to the rate by reference to which interest on such Loan or on the Loans comprising such Borrowing is determined and the currency in which such Loan or the Loans comprising such Borrowings are denominated. For purposes hereof, the term "rate" shall include the LIBO Rate and the Alternate Base Rate, and the term "currency" shall include Dollars and the Alternative Currency.

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                                                                              19


            "WITHDRAWAL LIABILITY" shall mean liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

            "YORK AVENUE MORTGAGE" shall mean the Mortgage, Assignment of Leases and Rents, Security Agreement and Financing Statement dated November 10, 2000, from SIBS, LLC to The Chase Manhattan Bank, as amended by the First Amendment dated July 10, 2001.

            "YORK AVENUE PROPERTY" shall mean the land, building and improvements located at 1334 York Avenue, New York, New York.

            "YORK AVENUE SUBSIDIARY" shall mean SIBS, LLC, a wholly owned subsidiary of Sotheby's, Inc.

            SECTION 1.02. TERMS GENERALLY. The definitions in Section 1.01 shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". All references herein to Articles, Sections, Exhibits and Schedules shall be deemed references to Articles and Sections of, and Exhibits and Schedules to, this Agreement unless the context shall otherwise require. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; PROVIDED, HOWEVER, that if the Borrowers notify the Administrative Agent that the Borrowers wish to amend any covenant in Article VI or any related definition to eliminate the effect of any change in GAAP occurring after the date of this Agreement on the operation of such covenant (or if the Administrative Agent notifies the Borrowers that the Required Lenders wish to amend Article VI or any related definition for such purpose), then the Borrowers' compliance with such covenant shall be determined on the basis of GAAP in effect immediately before the relevant change in GAAP became effective, until either such notice is withdrawn or such covenant is amended in a manner satisfactory to the Borrowers and the Required Lenders. The phrase "the date of this Agreement" or "the date hereof", or words of similar effect, when used herein, shall mean the date of this Amended and Restated Credit Agreement.

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                                                                              20


                             ARTICLE II. THE CREDITS

            SECTION 2.01. COMMITMENTS. (a) Subject to the terms and conditions and relying upon the representations and warranties herein set forth, each Term Lender agrees, severally and not jointly, to make, continue and/or acquire on the Effective Date, as provided in the Effectiveness Agreement, a Term Loan in Dollars to Sotheby's, Inc. in a principal amount not exceeding its Term Commitment. Amounts repaid in respect of Term Loans may not be reborrowed.

            (b) Subject to the terms and conditions and relying upon the representations and warranties herein set forth, each Revolving Lender agrees, severally and not jointly, to make, continue and/or acquire on the Effective Date, as provided in the Effectiveness Agreement, Revolving Loans to the Borrowers in a principal amount not to exceed the amount of Revolving Loans contemplated to be made, continued and/or acquired by it on such date pursuant to the Effectiveness Agreement, and to make additional Revolving Loans at any time and from time to time after the Effectiveness Date and during the Revolving Availability Period in Dollars or the Alternative Currency (as specified in the Borrowing Requests with respect thereto), in an aggregate principal amount at any time outstanding that will not result in such Lender's Revolving Exposure exceeding such Lender's Revolving Commitment, subject, however, to the conditions that (i) at no time shall the aggregate Revolving Exposures of all Lenders exceed the aggregate Revolving Commitments, (ii) at no time shall the aggregate Term Loans and Revolving Exposures of all the Lenders exceed the Borrowing Base then in effect; and (iii) at all times the outstanding aggregate principal amount of all Revolving Loans made by each Revolving Lender shall equal such Revolving Lender's Revolving Percentage of the outstanding aggregate principal amount of all Revolving Loans, except as contemplated by Section 2.11(d). Each Lender's Revolving Commitment is set forth opposite its name in
Schedule 2.01. The Revolving Commitments may be terminated or reduced from time to time pursuant to Section 2.11. Within the foregoing limits, the Borrowers may borrow, pay or prepay and reborrow hereunder, on and after the date hereof and prior to the Maturity Date, subject to the terms, conditions and limitations set forth herein.

            (c) For purposes of paragraph (b) above, if the Dollar Equivalent of an outstanding Revolving Borrowing denominated in the Alternative Currency, determined by the Administrative Agent based upon the applicable Spot Exchange Rate as of the date that is three Business Days before the end of the Interest Period with respect to such Revolving Borrowing, does not exceed by more than 5% the Assigned Dollar Value of such Revolving Borrowing, and if the entire amount of such Revolving Borrowing is to be continued as a new Revolving Borrowing of equivalent amount in the same currency and by the same Borrower, then such Revolving Borrowing shall continue to have the same Assigned Dollar Value as in effect prior to such continuation. The Administrative Agent shall determine the applicable Spot Exchange Rate as of the date three Business Days before the end of an Interest Period with respect to a Revolving Borrowing denominated in the Alternative Currency and shall promptly notify the Borrower and the Revolving Lenders whether the Dollar Equivalent of such Revolving Borrowing exceeds by more than 5% the Assigned Dollar Value thereof.

            SECTION 2.02. LOANS. (a) Each Term Loan and each Revolving Loan shall be made, continued or acquired as part of a Borrowing consisting of Loans made by the Lenders ratably in accordance with their respective Term Commitments or Revolving Commitments, as the case may be; PROVIDED, HOWEVER, that the failure of any Lender to make any Loan shall not in itself relieve any other Lender of its obligation to lend hereunder (it being understood, however, that no Lender shall be responsible for the failure of any other Lender to make any Loan required to be made by such other

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                                                                              21


Lender). The Loans comprising any Borrowing shall be in (i) an aggregate principal amount which is (or the Assigned Dollar Value of which is) not less than $1,000,000 and, except in the case of Alternative Currency Borrowing, an integral multiple of $1,000,000 or (ii) an aggregate principal amount equal to the remaining balance of the available Commitments (or the Alternative Currency Equivalent thereof in the case of an Alternative Currency Borrowing).

            (b) Each Term Borrowing and each Revolving Borrowing denominated in Dollars shall be comprised entirely of Eurocurrency Loans or ABR Loans, as the Borrowers may request pursuant to Section 2.03 or 2.04, as applicable. Each Revolving Borrowing denominated in the Alternate Currency shall be comprised entirely of Eurocurrency Revolving Loans. Each Lender may at its option make any Eurocurrency Loan by causing any domestic or foreign branch or affiliate of such Lender to make such Loan; PROVIDED that any exercise of such option shall not affect the obligation of the applicable Borrower to repay such Loan in accordance with the terms of this Agreement. Borrowings of more than one Type may be outstanding at the same time; PROVIDED, HOWEVER, that none of the Borrowers shall be entitled to request any Borrowing which, if made, would result in an aggregate of more than twelve separate Borrowings being outstanding hereunder at any one time. For purposes of the foregoing, Borrowings having different Interest Periods or denominated in different currencies, regardless of whether they commence on the same date, shall be considered separate Borrowings.

            (c) Subject to Section 2.05, each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer to such account as the Administrative Agent may designate in federal funds (in the case of any Loan denominated in Dollars) or such other immediately available funds as may then be customary for the settlement of international transactions in Sterling not later than 12:00 (noon), New York City time, in the case of fundings to an account in New York City, or 11:00 a.m., local time, in the case of fundings to an account in another jurisdiction, and the Administrative Agent shall by 1:00 p.m., New York City time, in the case of fundings to an account in New York City, or 12:00 (noon), local time, in the case of fundings to an account in another jurisdiction, credit the amounts so received to an account designated by the applicable Borrower in the applicable Borrowing Request, which account must be in the country of the currency of the Loan (it being understood that the funding may be for the credit of an account outside such country) or, if a Borrowing shall not occur on such date because any condition precedent herein specified shall not have been met, return the amounts so received to the respective Lenders. Loans shall be made by the Lenders pro rata in accordance with Section 2.16. Unless the Administrative Agent shall have received notice from a Lender prior to the date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender's portion of such Borrowing, the Administrative Agent may assume that such Lender has made such portion available to the Administrative Agent on the date of such Borrowing in accordance with this paragraph (c) and the Administrative Agent may, in reliance upon such assumption, make available to the applicable Borrower on such date a corresponding amount in the required currency. If the Administrative Agent shall have so made funds available then to the extent that such Lender shall not have made such portion available to the Administrative Agent, such Lender and the applicable Borrower severally agree to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon in such currency, for each day from the date such amount is made available to the applicable Borrower until the date such amount is repaid to the Administrative Agent at (i) in the case of the Borrower, the interest rate applicable at the time to the Loans comprising such Borrowing and (ii) in the case of such Lender, a rate determined by the Administrative Agent to represent its cost of overnight or short-term funds in the relevant currency (which determination shall be conclusive absent manifest error). If such Lender shall repay to the Administrative Agent such corresponding amount, such amount shall constitute such Lender's Loan as part of such Borrowing for purposes of this Agreement.

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                                                                              22


            (d) Notwithstanding any other provision of this Agreement, no Borrower shall be entitled to request any Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date.

            SECTION 2.03. LETTERS OF CREDIT. (a) GENERAL. Subject to the terms and conditions set forth herein, any Borrower may request the issuance of Letters of Credit denominated in Dollars or in the Alternative Currency for its own account, in a form reasonably acceptable to the Administrative Agent and the Issuing Bank, at any time and from time to time after the date hereof and until the earlier of the Maturity Date and the termination of the Commitments in accordance with the terms hereof. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the applicable Borrower to, or entered into by the applicable Borrower with, the Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control. Letters of Credit will be issued solely to support obligations owed to persons that are Lenders as of the respective date of issuance of such Letters of Credit.

            (b) NOTICE OF ISSUANCE, AMENDMENT, RENEWAL, EXTENSION; CERTAIN CONDITIONS. To request the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), the applicable Borrower shall hand deliver or telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by the Issuing
Bank) to the Issuing Bank and the Administrative Agent (reasonably in advance of the requested date of issuance, amendment, renewal or extension) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, and specifying the date of issuance, amendment, renewal or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) of this Section), the amount of such Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit. If requested by the Issuing Bank, the applicable Borrower also shall submit a letter of credit application on the Issuing Bank's standard form in connection with any request for a Letter of Credit. A Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of each Letter of Credit the Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension (i) the LC Exposure shall not exceed $50,000,000; (ii) the aggregate Revolving Exposures shall not exceed the aggregate amount of the Revolving Commitments; and (iii) the sum of the aggregate principal amount of the outstanding Term Loans and the aggregate Revolving Exposures shall not exceed the Borrowing Base then in effect.

            (c) EXPIRATION DATE. Each Letter of Credit shall expire at or prior to the close of business on the earlier of (i) the date one year after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, one year after such renewal or extension) and (ii) the date that is five Business Days prior to the Revolving Maturity Date.

            (d) PARTICIPATIONS. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the Issuing Bank or the Revolving Lenders, the Issuing Bank hereby grants to each Revolving Lender, and each Revolving Lender hereby acquires from the Issuing Bank, a participation in such Letter of Credit equal to such Revolving Lender's Revolving Percentage of the aggregate amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, each Revolving Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the Issuing Bank, such Revolving Lender's Revolving Percentage of each LC Disbursement made by the Issuing Bank and not reimbursed by the applicable Revolving Borrower on the date due as provided in paragraph (e) of this Section, or of any reimbursement payment required to be refunded to the applicable Revolving Borrower

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                                                                              23


for any reason. Each Revolving Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Revolving Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

            (e) REIMBURSEMENT. If the Issuing Bank shall make any LC Disbursement in respect of a Letter of Credit, the applicable Borrower shall reimburse such LC Disbursement by paying to the Administrative Agent an amount equal to such LC Disbursement not later than 12:00 noon, New York City time, on the date that such LC Disbursement is made, if the Borrower shall have received notice of such LC Disbursement prior to 10:00 a.m., New York City time, on such date, or, if such notice has not been received by the Borrower prior to such time on such date, then not later than 12:00 noon, New York City time, on (i) the Business Day that the applicable Borrower receives such notice, if such notice is received prior to 10:00 a.m., New York City time, on the day of receipt, or (ii) the Business Day immediately following the day that the applicable Borrower receives such notice, if such notice is not received prior to such time on the day of receipt. If the applicable Borrower fails to make such payment when due, the Administrative Agent shall notify each Revolving Lender of the applicable LC Disbursement, the payment then due from the applicable Borrower in respect thereof and such Lender's Revolving Percentage thereof. Promptly following receipt of such notice, each Revolving Lender shall pay to the Administrative Agent its Revolving Percentage of the payment then due from the applicable Borrower, in the same manner as provided in Section 2.02(c) with respect to Revolving Loans made by such Revolving Lender (and Section 2.02(c) shall apply, MUTATIS MUTANDIS, to the payment obligations of the Revolving Lenders), and the Administrative Agent shall promptly pay to the Issuing Bank the amounts so received by it from the Revolving Lenders. Promptly following receipt by the Administrative Agent of any payment from the applicable Borrower pursuant to this paragraph, the Administrative Agent shall distribute such payment to the Issuing Bank or, to the extent that Revolving Lenders have made payments pursuant to this paragraph to reimburse the Issuing Bank, then to such Revolving Lenders and the Issuing Bank as their interests may appear. Any payment made by a Revolving Lender pursuant to this paragraph to reimburse the Issuing Bank for any LC Disbursement shall not constitute a Revolving Loan and shall not relieve the applicable Borrower of its obligation to reimburse such LC Disbursement.

            (f) OBLIGATIONS ABSOLUTE. The applicable Borrower's obligation to reimburse LC Disbursements as provided in paragraph (e) of this Section shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by the Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit, or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, the Borrower's obligations hereunder. None of the Administrative Agent, the Lenders or the Issuing Bank, nor any of their affiliates, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes

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                                                                              24


beyond the control of the Issuing Bank; PROVIDED that the foregoing shall not be construed to excuse the Issuing Bank from liability to the applicable Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by such Borrower to the extent permitted by applicable law) suffered by such Borrower that are caused by the Issuing Bank's failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence or wilful misconduct on the part of the Issuing Bank (as finally determined by a court of competent jurisdiction), the Issuing Bank shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, the Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

            (g) DISBURSEMENT PROCEDURES. The Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. The Issuing Bank shall promptly notify the Administrative Agent and the applicable Borrower by telephone (confirmed by telecopy) of such demand for payment and whether the Issuing Bank has made or will make an LC Disbursement thereunder; PROVIDED that any failure to give or delay in giving such notice shall not relieve the applicable Borrower of its obligation to reimburse the Issuing Bank and the Revolving Lenders with respect to any such LC Disbursement.

            (h) INTERIM INTEREST. If the Issuing Bank shall make any LC Disbursement, then, unless the applicable Borrower shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the applicable Borrower reimburses such LC Disbursement, at the rate per annum then applicable to ABR Loans; PROVIDED that, if the applicable Borrower fails to reimburse such LC Disbursement when due pursuant to paragraph (e) of this Section, then Section
2.09 shall apply. Interest accrued pursuant to this paragraph shall be for the account of the Issuing Bank, except that interest accrued on and after the date of payment by any Revolving Lender pursuant to paragraph (e) of this Section to reimburse the Issuing Bank shall be for the account of such Revolving Lender to the extent of such payment.

            (i) REPLACEMENT OF THE ISSUING BANK. The Issuing Bank may be replaced at any time by written agreement among Holdings, the Administrative Agent, the replaced Issuing Bank and the successor Issuing Bank. The Administrative Agent shall notify the Revolving Lenders of any such replacement of the Issuing Bank. At the time any such replacement shall become effective, the applicable Borrower shall pay all unpaid fees accrued for the account of the replaced Issuing Bank pursuant to Section 2.06. From and after the effective date of any such replacement, (i) the successor Issuing Bank shall have all the rights and obligations of the Issuing Bank under this Agreement with respect to Letters of Credit to be issued thereafter and (ii) references herein to the term "Issuing Bank" shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require. After the replacement of an Issuing Bank hereunder, the replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit.

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                                                                              25


            (j) CASH COLLATERALIZATION. If any Event of Default shall occur and be continuing, on the Business Day that the applicable Borrower receives notice from the Administrative Agent or the Revolving Lenders with LC Exposures representing a majority in amount of the total LC Exposure demanding the deposit of cash collateral pursuant to this paragraph, the applicable Borrower shall deposit in an account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Revolving Lenders, an amount in cash equal to the total LC Exposure as of such date plus any accrued and unpaid interest thereon; PROVIDED that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to the Borrower described in clause (l) or
(m) of Article VII. Each such deposit shall be held by the Administrative Agent as collateral for the payment and performance of the obligations of the Borrowers under this Agreement. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Administrative Agent and at the applicable Borrower's risk and expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall be applied by the Administrative Agent to reimburse the Issuing Bank for LC Disbursements for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the applicable Borrower for the LC Exposure at such time or, if the maturity of the Loans has been accelerated (but subject to the consent of Revolving Lenders with LC Exposure representing a majority in amount of the total LC Exposure), be applied to satisfy other obligations of the Borrower under this Agreement. If any Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to such Borrower within three Business Days after all Events of Default have been cured or waived.

            SECTION 2.04. BORROWING PROCEDURE. (a) In order to request a Borrowing, the applicable Borrower shall give telephonic notice to the Administrative Agent (confirmed by hand delivery or telecopy of a duly completed Borrowing Request in the form of Exhibit A), (a) in the case of a Eurocurrency Borrowing, not later than 12:00 noon, London time, three Business Days before a proposed borrowing and (b) in the case of an ABR Borrowing, not later than 11:00 a.m., New York City time, on the Business Day of a proposed borrowing. Such notice shall be irrevocable and shall in each case specify (i) in the case of a Borrowing on the Effective Date, whether the requested Borrowing is to be a Term Borrowing or a Revolving Borrowing, (ii) whether the Borrowing then being requested is to be a Eurocurrency Borrowing or an ABR Borrowing, (iii) the date of such Borrowing (which shall be a Business Day), (iv) the aggregate principal amount of such Borrowing, (v) the currency of such Borrowing (which, in the case of an ABR Revolving Borrowing, shall be Dollars) and (vi) if such Borrowing is to be a Eurocurrency Borrowing, the Interest Period with respect thereto. If no election as to the currency of a Eurocurrency Revolving Borrowing is specified in any Borrowing Request, then the applicable Revolving Borrower shall be deemed to have requested a Revolving Borrowing in Dollars. If no election as to the Type of Revolving Borrowing is specified, then the requested Revolving Borrowing shall be an ABR Revolving Borrowing if denominated in Dollars or a Eurocurrency Revolving Borrowing if denominated in the Alternative Currency. If no Interest Period with respect to any Eurocurrency Revolving Borrowing is specified, then the applicable Borrower shall be deemed to have selected an Interest Period of one month's duration.

            SECTION 2.05. INTEREST ELECTIONS. (a) Each Borrowing initially shall be of the Type specified in the applicable Borrowing Request or in the Funding Memorandum referred to in the Effectiveness Agreement, as the case may be, and, in the case of a Eurocurrency Borrowing, shall have an initial Interest Period as specified in such Borrowing Request or in such Funding Memorandum. Thereafter, the Borrower may elect to convert such Borrowing to a different Type or to continue such

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                                                                              26


Borrowing and, in the case of a Eurocurrency Borrowing, may elect Interest Periods therefor, all as provided in this Section. The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing.

            (b) To make an election pursuant to this Section, the Borrower shall notify the Administrative Agent of such election by telephone by the time that a Borrowing Request would be required under Section 2.04 if the Borrower were requesting a Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery of telecopy to the Administrative Agent of a written Interest Election Request in a form approved by the Administrative Agent and signed by the Borrower.

            (c) Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.02:

                  (i) the Borrowing to which such Interest Election Request
            applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

                  (ii) the effective date of the election made pursuant to such
            Interest Election Request, which shall be a Business Day;

                  (iii) whether the resulting Borrowing is to be an ABR
            Borrowing or a Eurocurrency Borrowing; and

                  (iv) if the resulting Borrowing is a Eurocurrency Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term "Interest Period".

If any such Interest Election Request requests a Eurocurrency Borrowing but does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of one month's duration.

            (d) Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender's portion of each resulting Borrowing.

            (e) If the Borrower fails to deliver a timely Interest Election Request with respect to a Eurocurrency Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be (i) in the case of a Borrowing denominated in Dollars, converted to an ABR Borrowing and (ii) in the case of a Borrowing denominated in the Alternative Currency, converted to a Eurocurrency Borrowing with an Interest Period of one month. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Borrower, then, so long as an Event of Default is continuing (i) no outstanding Borrowing denominated in Dollars may be converted to or continued as a Eurocurrency Borrowing and (ii) unless repaid, each Eurocurrency Borrowing denominated in Dollars shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto.

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                                                                              27


            SECTION 2.06. FEES. (a) Holdings agrees to pay to each Lender, through the Administrative Agent, on each March 31, June 30, September 30 and December 31 and on the Revolving Maturity Date, a commitment fee (a "COMMITMENT FEE") equal to 0.50% per annum on the daily average unused amount of the Revolving Commitment of such Lender (whether or not the conditions set forth in Section 4.01 shall have been satisfied), during the preceding quarter (or shorter period commencing with the date hereof or ending with the Revolving Maturity Date or any date on which the Revolving Commitment of such Lender shall be terminated). All Commitment Fees shall be computed on the basis of the actual number of days elapsed in a year of 360 days. The Commitment Fee due to each Lender shall commence to accrue on the date of this Agreement and shall cease to accrue on the earlier of the Revolving Maturity Date and the date on which the Revolving Commitment of such Lender shall have been terminated and the Loans of such Lender shall have been repaid.

            (b) Holdings agrees to pay the Administrative Agent, for its own account, such fees, and at such times, as have been separately agreed upon (the "ADMINISTRATIVE FEES").

            (c) All Fees shall be paid on the dates due, in immediately available funds, to the Administrative Agent for distribution, if and as applicable, among the Lenders (and, if applicable, to the Issuing Bank with respect to Fees owed to it). Once paid, none of the Fees shall be refundable except in the case of errors.

            (d) Holdings agrees to pay (i) to the Administrative Agent for the account of each Revolving Lender a participation fee with respect to its participations in Letters of Credit, which shall accrue at the rate of 3.00% per annum, on the average daily amount of such Revolving Lender's LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the date hereof to but excluding the later of the date on which such Revolving Lender's Revolving Commitment terminates and the date on which such Revolving Lender ceases to have any LC Exposure, and (ii) to the Issuing Bank a fronting fee, which shall accrue at the rate or rates per annum separately agreed upon between Holdings and the Issuing Bank on the average daily amount of the LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the date hereof to but excluding the later of the date of termination of the Revolving Commitments and the date on which there ceases to be any LC Exposure, as well as the Issuing Bank's standard fees with respect to the issuance, amendment, renewal or extension of any Letter of Credit or processing of drawings thereunder. Participation fees and fronting fees accrued through and including the last day of March, June, September and December of each year shall be payable on the third Business Day following such last day, commencing on the first such date to occur after the Effective Date; PROVIDED that all such fees shall be payable on the date on which the Revolving Commitments terminate and any such fees accruing after the date on which the Revolving Commitments terminate shall be payable on demand. Any other fees payable to the Issuing Bank pursuant to this paragraph shall be payable within 10 days after demand. All participation fees and fronting fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

            SECTION 2.07. REPAYMENT OF LOANS. (a) The outstanding principal balance of each Term Loan shall be payable on the Term Maturity Date. The outstanding principal balance of each Revolving Loan shall be payable on the Revolving Maturity Date. Each Loan shall bear interest from the date of the Borrowing of which such Loan is a part on the outstanding principal balance thereof as set forth in Section 2.08.

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                                                                              28


            (b) Each Lender shall, and is hereby authorized by the Borrowers to, maintain, in accordance with its usual practice, records evidencing the indebtedness of each Borrower to such Lender hereunder from time to time, including the date, amount, currency and Type of and the Interest Period applicable to each Loan made by such Lender from time to time and the amounts of principal and interest paid to such Lender from time to time in respect of each such Loan.

            (c) The entries made in the records maintained pursuant to paragraph
(b) of this Section 2.07 and in the Register maintained by the Administrative Agent pursuant to Section 11.04(d) shall be prima facie evidence of the existence and amounts of the obligations of each Borrower to which such entries relate; PROVIDED, HOWEVER, that the failure of any Lender or the Administrative Agent to maintain or to make any entry in such records or the Register, as applicable, or any error therein shall not in any manner affect the obligation of any Borrower to repay any Loans in accordance with the terms of this Agreement.

            SECTION 2.08. INTEREST ON LOANS. (a) Subject to the provisions of
Section 2.09, the Eurocurrency Loans comprising each Eurocurrency Borrowing shall bear interest (computed on the basis of the actual number of days elapsed over a year of 360 days) at a rate per annum equal to (i) the LIBO Rate for the Interest Period in effect for the Borrowing of which such Loan is part multiplied by the Statutory Reserve Rate plus (ii)(A) 3.00% per annum for Eurocurrency Revolving Loans and (B) 3.00% per annum for Eurocurrency Term Loans.

            (b) Subject to the provisions of Section 2.09, the Loans comprising each ABR Borrowing shall bear interest (computed on the basis of the actual number of days elapsed over a year of 365 or 366 days, as applicable, when determined by reference to the Prime Rate and over a year of 360 days at all other times) at a rate per annum equal to the Alternate Base Rate plus (i) 2.00% per annum for ABR Revolving Loans and (ii) 2.00% per annum for ABR Term Loans.

            (c) Interest on each Loan shall be payable in arrears on each Interest Payment Date applicable to such Loan except as otherwise provided in this Agreement. The applicable LIBO Rate or Alternate Base Rate for each Interest Period or day within an Interest Period, as the case may be, shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

            SECTION 2.09. DEFAULT INTEREST. If any Borrower shall default in the payment of the principal of or interest on any Loan or any other amount becoming due hereunder, whether by scheduled maturity, notice of prepayment, acceleration or otherwise, such Borrower shall on demand from time to time from the Administrative Agent pay interest, to the extent permitted by law, on such defaulted amount up to (but not including) the date of actual payment (after as well as before judgment) at a rate per annum (computed on the basis of the actual number of days elapsed over a year of 360 days) equal to the Alternate Base Rate plus 2% per annum (or, in the case of the principal of any Loan, if higher, the rate of interest otherwise applicable, or most recently applicable, to such Loan hereunder plus 2% per annum).

            SECTION 2.10. ALTERNATE RATE OF INTEREST. In the event, and on each occasion, that on the day two Business Days prior to the commencement of any Interest Period for a Eurocurrency Borrowing of any Type the Administrative Agent shall have determined that Dollar deposits or deposits in the Alternative Currency in which such Borrowing is to be denominated in the principal amounts of the Loans comprising such Borrowing are not generally available in the London interbank market, or that the rates at which such deposits are being offered will not adequately and fairly reflect the cost to any Lender of making or maintaining its Eurocurrency Loan during such Interest Period, or that reasonable means do

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                                                                              29


not exist for ascertaining the LIBO Rate, the Administrative Agent shall, as soon as practicable thereafter, give written or telecopy notice of such determination to the applicable Borrower and the Lenders. In the event of any such determination, until the Administrative Agent shall have advised the applicable Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, any request by a Borrower for a Eurocurrency Borrowing of the affected Type or in the affected currency shall be deemed to be a request for an ABR Borrowing denominated in Dollars. Each determination by the Administrative Agent hereunder shall be conclusive absent manifest error.

            SECTION 2.11. TERMINATION AND REDUCTION OF COMMITMENTS; INCREASE OF COMMITMENTS. (a) Unless previously terminated under this Agreement, (i) the Term Commitments shall be automatically and permanently terminated at 5:00 p.m., New York City time, on the Effective Date and (ii) the Revolving Commitments shall be automatically terminated at the Administrative Agent's close of business in New York City on the Revolving Maturity Date.

            (b) Upon at least three Business Days' prior irrevocable written or telecopy notice to the Administrative Agent, Holdings (on behalf of all the Borrowers) may at any time in whole permanently terminate, or from time to time in part permanently reduce, the Commitments of any Class; PROVIDED, HOWEVER, that (i) each partial reduction of a Commitment shall be in an integral multiple of $1,000,000 and in a minimum principal amount of $5,000,000 or if less, the remaining Revolving Commitment or Term Commitment, as applicable, and (ii) no such termination or reduction shall be made which would reduce the aggregate Revolving Commitments to an amount less than the aggregate Revolving Exposures.

            (c) Each reduction in the Commitments of any Class hereunder shall be made ratably among the applicable Lenders in accordance with their respective Commitments. Holdings shall pay to the Administrative Agent for the account of the Lenders, on the date of each termination or reduction, the Commitment Fees on the amount of the Commitments so terminated or reduced accrued to but not including the date of such termination or reduction.

            (d) Holdings may, by written notice to the Administrative Agent, executed by Holdings and one or more financial institutions (any such financial institution referred to in this Section being called an "INCREASING LENDER"), which may include any Lender, cause Revolving Commitments to be extended or Term Loans to be made by the Increasing Lenders (or cause the Revolving Commitments or Term Loans of the Increasing Lenders to be increased, as the case may be) in an amount for each Increasing Lender set forth in such notice, PROVIDED, HOWEVER, that (a) the aggregate amount of all new Revolving Commitments and increases in existing Revolving Commitments and Term Loans and increases in existing Term Loans pursuant to this paragraph during the term of this Agreement, together with the Revolving Commitments and term Loans existing on the Effective Date, shall in no event exceed $250,000,000, (b) each Increasing Lender, if not already a Lender hereunder, shall be subject to the approval of the Administrative Agent (which approval shall not be unreasonably withheld) and
(c) each Increasing Lender, if not already a Lender hereunder, shall become a party to this Agreement by completing and delivering to the Administrative Agent a duly executed accession agreement in a form satisfactory to the Administrative Agent and Holdings (an "ACCESSION AGREEMENT"). New Revolving Commitments and Term Loans and increases in Revolving Commitments and term Loans pursuant to this Section shall become effective on the date specified in the applicable notices delivered pursuant to this Section. Upon the effectiveness of any Accession Agreement to which any Increasing Lender is a party, (i) such Increasing Lender shall thereafter be deemed to be a party to this Agreement and shall be entitled to all rights, benefits and privileges accorded a Lender hereunder and subject to all obligations of a Lender hereunder and (ii) Schedule
2.01 shall be deemed to have been amended to reflect the Revolving Commitment or term Loans of such Increasing Lender as provided in such Accession Agreement. Upon the effectiveness of any increase pursuant to this Section in the Revolving Commitment or term Loan of a Lender already a party

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                                                                              30


hereto, Schedule 2.01 shall be deemed to have been amended to reflect the increased Revolving Commitment or Term Loan of such Lender. Notwithstanding the foregoing, no increase in the aggregate Revolving Commitments or Term Loans (or in the Revolving Commitment or Term Loan of any Lender) shall become effective under this Section unless, on the date of such increase, the Administrative Agent shall have received a certificate, dated as of the effective date of such increase and executed by a Financial Officer of the Company, to the effect that the conditions set forth in paragraphs (b) and (c) of Section 4.01 shall be satisfied (with all references in such paragraphs to a Borrowing being deemed to be references to such increase). Following any extension of a new Revolving Commitment or increase of a Lender's Revolving Commitment pursuant to this paragraph, any Revolving Loans outstanding prior to the effectiveness of such increase or extension shall continue outstanding until the ends of the respective Interests Periods applicable thereto, and shall then be repaid or refinanced with new Revolving Loans made pursuant to Section 2.01(a).

            SECTION 2.12. PREPAYMENT. (a) Each Borrower shall have the right at any time and from time to time to prepay any Borrowing, in whole or in part, upon giving written or telecopy notice (or telephone notice promptly confirmed by written or telecopy notice) to the Administrative Agent: (i) in the case of Eurocurrency Loans no later than 12:00 noon, New York City time, three Business Days prior to prepayment and (ii) in the case of ABR Loans, no later than 11:00 a.m., New York City time, on the Business Day of the prepayment; PROVIDED, HOWEVER, that each partial prepayment shall be in an amount which is an integral multiple of $1,000,000 and not less than $5,000,000.

            (b) On the date of any termination or reduction of the Revolving Commitments pursuant to Section 2.11, the Borrowers shall pay or prepay so much of the Revolving Borrowings as shall be necessary in order that the aggregate Revolving Exposures will not exceed the aggregate Revolving Commitments after giving effect to such termination or reduction.

            (c) In the event and on each occasion that the sum of the aggregate principal amount of the outstanding Term Loans and the aggregate Revolving Exposures exceeds the Borrowing Base, the Borrowers shall prepay Revolving Borrowings and, after no further Revolving Borrowings shall be outstanding, Term Borrowings, in an aggregate amount equal to such excess.

            (d) Each notice of prepayment under this Section 2.12 shall specify the prepayment date and the principal amount of each Borrowing (or portion thereof) to be prepaid, shall be irrevocable and shall commit the applicable Borrower to prepay such Borrowing (or portion thereof) by the amount stated therein on the date stated therein. All prepayments under this Section 2.12 shall be subject to Section 2.15 but otherwise without premium or penalty.

            (e) Each prepayment under this Section shall be applied first against the Lenders' Revolving Loans to the extent of the amount of such Revolving Loans that shall be outstanding at the time of such prepayment. Prepayments of the Term Loans may not be made until all Revolving Loans have been prepaid and all Revolving Commitments have been terminated.

            SECTION 2.13. RESERVE REQUIREMENTS; CHANGE IN CIRCUMSTANCES. (a) Notwithstanding any other provision herein, if after the date of this Agreement any change in applicable law or regulation or in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof (whether or not having the force of law) shall change the basis of taxation of payments to any Lender (or any lending office of any Lender) or the Issuing Bank of the principal of or interest on any Eurocurrency Loan made by such Lender or any Letter of Credit or participation therein, or any Fees or other amounts payable hereunder (other than changes in respect of

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                                                                              31


taxes imposed on the overall net income or capital stock of such Lender by the jurisdiction in which such Lender has its principal office or by any political subdivision or taxing authority therein), or shall impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of or credit extended by such Lender (or any lending office of such Lender) or the Issuing Bank, or shall impose on such Lender or the Issuing Bank or the London interbank market any other condition affecting this Agreement or any Eurocurrency Loan made by such Lender or any Letter of Credit or participation therein, and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurocurrency Loan or to increase the cost to such Lender or the Issuing Bank of participating in, issuing or maintaining any Letter of Credit or to reduce the amount of any sum received or receivable by such Lender hereunder (whether of principal, interest or otherwise) by an amount deemed by such Lender to be material, then Holdings shall (or shall cause the Borrowers to) pay to such Lender or the Issuing Bank upon demand such additional amount or amounts as will compensate such Lender or the Issuing Bank for such additional costs incurred or reduction suffered.

            (b) If any Lender or the Issuing Bank shall have determined that any change after the date hereof in the applicability of any law, rule, regulation or guideline adopted pursuant to or arising out of the July 1988 report of the Basel Committee on Banking Regulations and Supervisory Practices entitled "International Convergence of Capital Measurement and Capital Standards", or the adoption after the date hereof of any other law, rule, regulation or guideline regarding capital adequacy, or any change in any of the foregoing or in the interpretation or administration of any of the foregoing by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or any lending office of such Lender) or any Lender's or the Issuing Bank's holding company with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Lender's or the Issuing Bank's capital or on the capital of such Lender's or the Issuing Bank's holding company, if any, as a consequence of this Agreement or the Loans or Letters of Credit or participations therein made by such Lender or the Issuing Bank pursuant hereto to a level below that which such Lender, the Issuing Bank or such Lender's or the Issuing Bank's holding company could have achieved but for such applicability, adoption, change or compliance (taking into consideration such Lender's and the Issuing Bank's policies and the policies of such Lender's and the Issuing Bank's holding company with respect to capital adequacy) by an amount deemed by such Lender or the Issuing Bank to be material, then from time to time Holdings shall (or shall cause the responsible Borrower to) pay to such Lender or the Issuing Bank such additional amount or amounts as will compensate such Lender, the Issuing Bank or such Lender's or the Issuing Bank's holding company for any such reduction suffered.

            (c) A certificate of a Lender or the Issuing Bank setting forth such amount or amounts as shall be necessary to compensate such Lender or the Issuing Bank as specified in paragraph (a) or (b) above, as the case may be, shall be delivered to Holdings and shall be conclusive absent manifest error. Holdings shall (or shall cause the responsible Borrower to) pay each Lender or the Issuing Bank the amount shown as due on any such certificate delivered by it within 10 days after the receipt of the same.

            (d) Except as provided below in this paragraph (d), failure on the part of any Lender or the Issuing Bank to demand compensation for any increased costs or reduction in amounts received or receivable or reduction in return on capital with respect to any period shall not constitute a waiver of such Lender's or the Issuing Bank's right to demand compensation with respect to such period or any other period. The protection of this Section shall be available to each Lender and the Issuing Bank regardless of any possible contention of the invalidity or inapplicability of the law, rule, regulation, guideline or other change or condition which shall have occurred or been imposed. Neither the Issuing Bank nor any Lender shall be entitled to compensation under this Section
2.13 for any costs incurred or reductions suffered with respect to any date unless it shall have notified Holdings that it will demand compensation for such costs or reductions not more than 90 days after the later of (i) such date and (ii) the date on which it shall have become aware of such costs or reductions.

            SECTION 2.14. CHANGE IN LEGALITY. (a) Notwithstanding any other provision herein, if, after the date hereof, (i) any change in any law or regulation or in the interpretation thereof by any Governmental Authority charged with the administration or interpretation thereof shall make it unlawful for any Lender to make or maintain any Eurocurrency Loan or Alternative Currency Loan or to give effect to its obligations as contemplated hereby with respect to any Eurocurrency Loan or Alternative Currency Loan, or (ii) there shall have occurred any change in national or international financial, political or economic conditions (including the imposition of or any change in exchange controls) or currency exchange rates which would make it impracticable for any Lender to make Loans denominated in the Alternative Currency or to any Borrower, then, by written notice to the Borrowers and to the Administrative Agent, such Lender may:

            (i) declare that Eurocurrency Loans or Alternative Currency Loans (in the affected currency or to the affected Borrower), as the case may be, will not thereafter (for the duration of such unlawfulness or impracticability) be made by such Lender hereunder, whereupon any request by a Borrower for a Eurocurrency Borrowing or Alternative Currency Borrowing (in the affected currency or to the affected Borrower), as the case may be, shall, as to such Lender only, be deemed a request for an ABR Loan or a Loan denominated in Dollars, as the case may be, unless such declaration shall be subsequently withdrawn (or, if a Loan to the requesting Borrower cannot be made for the reasons specified above, such request shall be deemed to have been withdrawn); and

            (ii) require that all outstanding Eurocurrency Loans or Alternative Currency Loans (in the affected currency or to the affected Borrower), as the case may be, made by it be converted to ABR Loans or Loans denominated in Dollars, as the case may be, in which event all such Eurocurrency Loans or Alternative Currency Loans (in the affected currency or to the affected Borrower) shall be automatically converted to ABR Loans or Loans denominated in Dollars, as the case may be, as of the effective date of such notice as provided in paragraph (b) below.

In the event any Lender shall exercise its rights under (i) or (ii) above, all payments and prepayments of principal which would otherwise have been applied to repay the Eurocurrency Loans or Alternative Currency Loans, as the case may be, that would have been made by such Lender or the converted Eurocurrency Loans or Alternative Currency Loans, as the case may be, of such Lender shall instead be applied to repay the ABR Loans or Loans denominated in Dollars, as the case may be, made by such Lender in lieu of, or resulting from the conversion of, such Eurocurrency Loans or Loans denominated in Dollars, as the case may be.

            (b) For purposes of this Section 2.14, a notice to the Borrowers by any Lender shall be effective as to each Loan, if lawful, on the last day of the Interest Period currently applicable to such Loan; in all other cases such notice shall be effective on the date of receipt by the Borrowers.

            SECTION 2.15. INDEMNITY. The Borrowers agree to indemnify each Lender against any actual loss or expense which such Lender may sustain or incur as a consequence of (a) any failure by such Borrower to fulfill on the date of any borrowing hereunder the applicable conditions set forth in Article IV, (b) any failure by such Borrower to borrow or to convert or continue any Loan hereunder after irrevocable notice of such borrowing, conversion or continuation has been given or deemed given pursuant to Section 2.04 or 2.05, (c) any payment, prepayment, conversion or transfer of a Eurocurrency Loan required by any other provision of this Agreement or otherwise made or deemed made on a date other than the last day of the Interest Period applicable thereto, (d) any default in payment or prepayment of the principal amount of any Loan or any part thereof or interest accrued thereon, as and when due and payable (at the due date thereof, whether by scheduled maturity, acceleration, irrevocable notice of prepayment or otherwise) or (e) the occurrence of any other Event of Default, including, in each such case, any actual loss or reasonable expense sustained or incurred or to be sustained or incurred in liquidating or employing deposits from third parties acquired to effect or maintain such Loan or any part thereof as a Eurocurrency Loan. Such loss or reasonable expense shall include an amount equal to the excess, if any, as reasonably determined by such Lender, of (i) its cost of obtaining the funds for the Loan being paid, prepaid, converted, transferred or not borrowed (assumed to be the LIBO Rate) for the period from the date of such payment, prepayment, conversion, transfer or failure to borrow to the last day of the Interest Period for such Loan (or, in the case of a failure to borrow, the Interest Period for such Loan which would have commenced on the date of such failure) over (ii) the amount of interest (as reasonably determined by such Lender) that would be realized by such Lender in reemploying the funds so paid, prepaid, converted, transferred or not borrowed for such period or Interest Period, as the case may be. A certificate of any Lender setting forth any amount or amounts which such Lender is entitled to receive pursuant to this Section shall be delivered to the Borrowers and shall be conclusive absent manifest error.

            SECTION 2.16. PRO RATA TREATMENT. (a) Except as required under
Section 2.11(d) or Section 2.14, each Revolving Borrowing, each payment or prepayment of principal of any Revolving Borrowing, each payment of interest on the Revolving Loans, each payment of the Commitment Fees, each payment constituting reimbursement of an LC Disbursement, each reduction of the Revolving Commitments and each conversion or continuation of any Revolving Borrowing with a Revolving Borrowing of any Type, shall be allocated pro rata among the Revolving Lenders in accordance with the respective principal amounts of their outstanding Revolving Loans. Each Revolving Lender agrees that in computing such Revolving Lender's portion of any Revolving Borrowing to be made hereunder, the Administrative Agent may, in its discretion, round each Revolving Lender's percentage of such Revolving Borrowing to the next higher or lower whole Dollar (or comparable unit of the Alternative Currency) amount.

            (b) Except as required under Section 2.14, each Term Borrowing, each payment or prepayment of principal of any Term Borrowing, each payment of interest on the Term Loans, and each conversion or continuation of any Term Borrowing with a Term Borrowing of any Type, shall be allocated pro rata among the Term Lenders in accordance with their respective Term Commitments or, if such Term Commitments shall have expired or been terminated, in accordance with the respective principal amounts of their outstanding Term Loans.

            SECTION 2.17. SHARING OF SETOFFS. Each Lender agrees that if it shall, through the exercise of a right of banker's lien, setoff or counterclaim against any Borrower, or pursuant to a secured claim under Section 506 of Title 11 of the United States Code or other security or interest arising from, or in lieu of, such secured claim, received by such Lender under any applicable bankruptcy, insolvency or other similar law or otherwise, or by any other means, obtain payment (voluntary or involuntary) in respect of any Loan or Loans or reimbursement obligations in respect of any LC Disbursement (other than pursuant to and in accordance with the provisions of this Agreement) as a result of which the unpaid principal portion of its Loans or LC Disbursements shall be proportionately less than the unpaid principal portion of the Loans or LC Disbursements of any other Revolving or Term Lender, as applicable, it shall be deemed simultaneously to have purchased from such other Lender at face value, and shall promptly pay to such other Lender the purchase price for, a participation in the Loans and LC Disbursements of such other Lender, so that the aggregate unpaid principal amount of the Loans and LC Disbursements and

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                                                                              34


participations in the Loans and LC Disbursements held by each Lender shall be in the same proportion to the aggregate unpaid principal amount of all Loans and LC Disbursements then outstanding as the principal amount of its Loans and LC Disbursements prior to such exercise of banker's lien, setoff or counterclaim or other event was to the principal amount of all Loans and LC Disbursements outstanding prior to such exercise of banker's lien, setoff or counterclaim or other event; PROVIDED, HOWEVER, that, if any such purchase or purchases or adjustments shall be made pursuant to this Section 2.17 and the payment giving rise thereto shall thereafter be recovered, such purchase or purchases or adjustments shall be rescinded to the extent of such recovery and the purchase price or prices or adjustment restored without interest. The Borrowers expressly consent to the foregoing arrangements and agree that any Lender holding a participation in a Loan or LC Disbursement deemed to have been so purchased may exercise any and all rights of banker's lien, setoff or counterclaim with respect to any and all moneys owing by such Borrower to such Lender by reason thereof as fully as if such Lender had made a Loan or LC Disbursement directly to such Borrower in the amount of such participation.

            SECTION 2.18. PAYMENTS. (a) Each Borrower shall make each payment (including principal of or interest on any Borrowing, reimbursements of LC Disbursements or any Fees or other amounts) hereunder and under each other Loan Document, without setoff or counterclaim, not later than 12:00 noon, local time at the place of payment, on the date when due in immediately available funds. Each such payment shall be made to the Administrative Agent at its offices at 270 Park Avenue, New York, New York. Each such payment (other than principal of and interest on Alternative Currency Loans, which shall be made in the Alternative Currency) shall be made in Dollars and each Alternative Currency payment should be made at the offices of the Administrative Agent at 125 London Wall, London, England EC2Y5AJ, or any other account that the Administrative Agent may designate.

            (b) Whenever any payment (including principal of or interest on any Borrowing, reimbursements of LC Disbursements or any Fees or other amounts) hereunder or under any other Loan Document shall become due, or otherwise would occur, on a day that is not a Business Day, such payment may be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of interest or Fees, if applicable.

            SECTION 2.19. TAXES. (a) Each Borrower covenants and agrees that, whether or not any Loans are made by the Lenders or Letters of Credit are issued by the Issuing Bank hereunder:

            (i) all payments on account of the principal of and interest on the Loans, and all other amounts payable by each Borrower hereunder, to or for the account of the Lenders including, without limitation, amounts payable under clause (ii) of this Section 2.19(a), shall be made without any setoff or counterclaim and free and clear of, and without reduction by reason of, all present and future income, stamp, documentary, registration, excise, property and other taxes and levies, deductions, charges, compulsory loans and withholdings whatsoever (other than income or franchise taxes imposed on the overall net income or capital stock of the Agent, the Issuing Bank or any Lender, including any transferee or assignee thereof ("TRANSFEREE"), by the taxing authority of the jurisdiction in which the Agent or such Lender, as applicable, has its principal lending office or under the laws of which the Agent, the Issuing Bank or such Lender, as applicable, is organized) and all interest, penalties or similar amounts with respect thereto, now or hereafter imposed, assessed, levied or collected by any country or any political subdivision or taxing authority thereof or therein or by any federation or association of or with which any country may be a member or associated or by any jurisdiction from which any payment hereunder is made or any taxing authority thereof or therein, on or in respect of this Agreement, the recording, registration, notarization or other formalization of any thereof, the enforcement thereof or the

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                                                                              35


      introduction thereof in any judicial proceedings, or on or in respect of any payments of principal, interest, premiums, charges, fees or other amounts made on, under or in respect of any thereof (hereinafter called "TAXES"), all of which will be paid by the appropriate Borrower, for its own account, prior to the date on which penalties attach thereto;

            (ii) the Borrowers shall indemnify the Agent, the Issuing Bank and Lenders against, and reimburse the Agent, the Issuing Bank and Lenders (or Transferees) on demand for, any Taxes and any loss, liability, claim or expense arising therefrom or with respect thereto including interest, penalties and reasonable legal fees and disbursements, which the Agent or the Issuing Bank may incur, whether or not such Taxes were correctly or legally asserted by the relevant taxing authority. A certificate as to the amount of such Tax, loss, liability, claim or expense prepared by the Agent or the Issuing Bank, absent manifest error, shall be final, conclusive and binding for all purposes. Such indemnification shall be made within 30 days after the date the Agent or the Issuing Bank makes a written demand therefor;

            (iii) in the event that a Borrower is required by applicable law, decree or regulation to deduct or withhold Taxes from any amounts payable on, under or in respect to this Agreement, such Borrower shall pay to the Agent, the Issuing Bank or the applicable Lenders, as the case may be, such additional amount(s) as may be required, after the deduction or withholding of Taxes (including any deduction or withholding of Taxes with respect to such additional amounts), to enable the Agent, the Issuing Bank or such Lender to receive from such Borrower an amount equal to the amount stated to be payable by such Borrower to the Agent, the Issuing Bank or such Lender under this Agreement;

            (iv) each Borrower shall furnish to the Agent the official tax receipts in respect of each payment of Taxes required under this Section 2.19(a) within 30 days after the date such payment is due pursuant to applicable law, and each Borrower shall promptly furnish to the Bank, at the Agent's request, any other information, documents and receipts that the Agent may, from time to time, reasonably require to establish to its reasonable satisfaction that full and timely payment has been made of all Taxes required to be paid under this Section 2.19(a);

            (v) in the event that the payments by a Borrower become exempt from or not subject to Taxes, such Borrower will, upon the reasonable request of the Agent, furnish to the Agent either a certificate from each appropriate taxing authority or an opinion of counsel reasonably acceptable to the Agent, in either case stating that payments hereunder are exempt from or not subject to taxes; and

            (vi) if a Lender (or Transferee), the Issuing Bank or the Agent shall become aware that it is entitled to receive a refund in respect of Taxes as to which it has been indemnified by the Borrower, or with respect to which the Borrower has paid additional amounts, pursuant to this
      Section 2.19, it shall promptly notify the Borrower of the availability of such refund and shall, within 30 days after receipt of a request by the Borrower make a claim to the relevant taxing authority or other Governmental Authority for such refund at the Borrower's expense. If any Lender (or Transferee), the Issuing Bank or the Agent receives a refund (including pursuant to a claim for refund made pursuant to the preceding sentence) in respect of any Taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to this Section 2.19, it shall promptly repay such refund (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section 2.19 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses of such

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                                                                              36


      Lender (or Transferee), the Issuing Bank or the Agent to the Borrower, PROVIDED that the Borrower, upon the request of such Lender (or Transferee) or the Agent, agrees to return such refund (plus penalties, interest or other charges) to such Lender (or Transferee), the Issuing Bank or the Agent in the event such Lender (or Transferee), the Issuing Bank or the Agent is required to repay such refund to the relevant taxing authority or other Governmental Authority.

            (vii) Any Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which a Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to Holdings (with a copy to the Administrative Agent), at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law or reasonably requested by Holdings as will permit such payments to be made without withholding or at a reduced rate, provided that such Lender has received written notice from the Borrower advising it of the availability of such exemption or reduction and supplying all applicable documentation.

            (b) Without prejudice to the survival of any other agreement contained herein, the agreements and obligations of each Borrower pursuant to this Section 2.19 shall survive the payment in full of the principal of and interest on the Loans.

            SECTION 2.20. ASSIGNMENT OF COMMITMENTS UNDER CERTAIN CIRCUMSTANCES.
(a) Any Lender (or Transferee) claiming any additional amounts payable pursuant to Section 2.13 or Section 2.19 shall use reasonable efforts (consistent with legal and regulatory restrictions) to file any certificate or document requested by a Borrower or to change the jurisdiction of its applicable lending office if the making of such a filing or change would avoid the need for or reduce the amount of any such additional amounts which may thereafter accrue and would not, in the judgment of such Lender (or Transferee), be otherwise disadvantageous to such Lender (or Transferee).

            (b) In the event that any Lender shall have delivered a notice or certificate pursuant to Section 2.13 or 2.14, or a Borrower shall be required to make additional payments to any Lender under Section 2.19, Holdings shall have the right, at its own expense, upon notice to such Lender and the Administrative Agent, to require such Lender to transfer and assign without recourse (in accordance with and subject to the restrictions contained in Section 11.04) all its interests, rights and obligations under this Agreement to another financial institution approved by the Administrative Agent (which approval shall not be unreasonably withheld) which shall assume such obligations; PROVIDED that (i) no such assignment shall conflict with any law, rule or regulation or order of any Governmental Authority and (ii) the assignee shall pay to the affected Lender in immediately available funds on the date of such assignment the principal of and interest accrued to the date of payment on the Loans made by it hereunder and a Borrower shall pay to the affected Lender in immediately available funds on such date all other amounts accrued for its account or owed to it hereunder.

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                   ARTICLE III. REPRESENTATIONS AND WARRANTIES

            Holdings and each Borrower represents and warrants that:

            SECTION 3.01. CORPORATE EXISTENCE AND GOOD STANDING. Holdings and each of its Material Subsidiaries: (a) is a corporation, partnership or other entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization; (b) has all requisite corporate or other power, and has all material governmental licenses, authorizations, consents and approvals, necessary to own its assets and carry on its business as now being or as proposed to be conducted; and (c) is qualified to do business and is in good standing in all jurisdictions in which the nature of the business conducted by it makes such qualification necessary and where failure so to qualify or to be in good standing could reasonably be expected to (either individually or in the aggregate) result in a Material Adverse Effect.

            SECTION 3.02. CORPORATE POWER, AUTHORIZATION AND COMPLIANCE WITH THE LAW. (a) The execution, delivery and performance by the Borrowers of this Agreement and by Holdings and the Subsidiaries of the other Loan Documents to which they are to be party are within their respective corporate powers, have been duly authorized by all necessary corporate action and will not violate any provision of law of or their articles of incorporation, by-laws or memoranda or articles of association, or result in the breach of or constitute a default under or require any consent under any indenture or other material agreement or instrument to which Holdings or any Subsidiary is a party or by which Holdings or any Subsidiary or its respective properties may be bound or affected, or cause any of its properties to become subject to any Lien; this Agreement constitutes the legal, valid and binding obligation of each Borrower, and each other Loan Document constitutes the legal, valid and binding obligation of Holdings and each Subsidiary (to the extent Holdings or such Subsidiary is party thereto) enforceable against such person in accordance with its terms.

            (b) The conduct by Holdings and its Subsidiaries of their respective businesses as they are presently operated does not violate any material provision of law or material rule or regulation of any Governmental Authority in a manner which, when taken together with all other such violations, could reasonably be expected to result in a Materially Adverse Effect; and Holdings and its Subsidiaries have obtained all material consents and approvals of Governmental Authorities required to conduct their respective businesses as they are presently operated, except to the extent that failure to obtain any such consents or approvals could not reasonably be expected to result in a Material Adverse Effect.

            SECTION 3.03. FINANCIAL INFORMATION; ABSENCE OF MATERIAL ADVERSE CHANGE. (a) The audited consolidated financial statements of Holdings and its Subsidiaries for the fiscal year ended December 31, 2000, certified by independent public accountants selected by Holdings, fairly present the financial condition of Holdings and its Subsidiaries at the date of such statements and the results of their respective operations for the fiscal year ended on said date, all in conformity with generally accepted accounting principles consistently applied.

            (b) The consolidating balance sheets by geographic region of Holdings and its Subsidiaries as of December 31, 2000, were prepared by management of Holdings in good faith.

            (c) Since December 31, 2000, there has occurred no Material Adverse Change.

            SECTION 3.04. EMPLOYEE BENEFIT PLANS. Each of the Borrowers and its ERISA Affiliates are in compliance in all material respects with the applicable provisions of ERISA and the Code and the regulations and published interpretations thereunder. No Reportable Event has occurred in respect

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of any Plan of any Borrower or any ERISA Affiliate. The present value of all benefit liabilities of all underfunded Plans (based on those assumptions used to fund each such Plan) did not, as of the last annual valuation dates applicable thereto, exceed by more than $5,000,000 the value of the assets of all such underfunded Plans. Neither the Borrowers nor any ERISA Affiliate have incurred any Withdrawal Liability that materially adversely affects the financial condition of any Borrower and its ERISA Affiliates taken as a whole. Neither the Borrowers nor any ERISA Affiliate have received any notification that any Multiemployer Plan is in reorganization or has been terminated, within the meaning of Title IV of ERISA, and no Multiemployer Plan is reasonably expected to be in reorganization or to be terminated, where such reorganization or termination has resulted or can reasonably be expected to result in an increase in the contributions required to be made to such Plan that would materially and adversely affect the financial condition of any Borrower and its ERISA Affiliates taken as a whole.

            SECTION 3.05. ENVIRONMENTAL MATTERS. The Borrowers are aware of no events, conditions or circumstances involving environmental pollution or contamination or employee health or safety that could reasonably be expected to result in a Material Adverse Change.

            SECTION 3.06. LITIGATION. There are no suits, investigations or proceedings pending or, to the best of its knowledge, threatened, against or affecting Holdings or the Subsidiaries which call into question the validity of this Agreement or could reasonably be expected to result in a Material Adverse Effect (other than suits, investigations or proceedings referred to in the definition of "Litigation Liabilities" to the extent no Default shall have resulted therefrom under Section 6.08 or any other provision of this Agreement).

            SECTION 3.07. TAXES. Holdings and its Subsidiaries have filed all Federal and other material tax returns required to be filed and paid all Federal and other material taxes due or assessed indicated thereon, including interest and penalties, except for taxes which are being contested in good faith and by applicable proceedings, and for which Holdings and its Subsidiaries have made adequate reserves on the books of Holdings and its Subsidiaries.

            SECTION 3.08. SUBSIDIARIES. Schedule 3.08, as the same shall be updated by Holdings from time to time by means of one or more notices delivered to the Administrative Agent, correctly sets forth the name of each Subsidiary of Holdings, its jurisdiction of incorporation and the percentage of each class of issued and outstanding capital stock owned by Holdings and any Subsidiary, respectively, if any; the corporations listed on Schedule 3.08 are the only Subsidiaries of Holdings as of the date of this Agreement.

            SECTION 3.09. INVESTMENT COMPANY ACT. Neither Holdings nor any of its Subsidiaries is an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

            SECTION 3.10. NO MATERIAL MISSTATEMENTS. No information, report, financial statement, exhibit or schedule furnished by or on behalf of any Borrower to the Administrative Agent or any Lender in connection with this Agreement or included herein or delivered pursuant hereto contained or contains any material misstatement of fact or omitted or omits any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, or are made, not misleading.

            SECTION 3.11. FEDERAL RESERVE REGULATIONS. (a) Neither Holdings, nor any of its Subsidiaries is engaged principally, or as one if its important activities, in the business of extending credit for the purpose of purchasing or carrying Margin Stock.

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                                                                              39


            (b) No part of the proceeds of any Loan will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, (i) to purchase or carry Margin Stock or to extend credit to others for the purpose of purchasing or carrying Margin Stock or to refund indebtedness originally incurred for such purpose, or (ii) for any purpose which entails a violation of, or which is inconsistent with, the provisions of the Regulations of the Board, including Regulation U or X.

            SECTION 3.12. TITLE TO PROPERTIES. Holdings and its Subsidiaries have good title in fee simple to, or valid and subsisting leasehold interests in, all their respective material real properties, and good title to all their respective material other properties, reflected on the financial statements of Holdings and its Subsidiaries referred to in Section 3.03 above, except for property disposed of in the ordinary course of business, and none of such properties or documents of title relating to such properties are subject to any Liens except Liens permitted by Section 6.01.

            SECTION 3.13. USE OF PROCEEDS. The Borrowers will use the proceeds of the Loans only for the purposes specified in the preamble to this Agreement.

            SECTION 3.14. SECURITY DOCUMENTS. (a) The Pledge Agreement is effective to create in favor of the Collateral Agent a legal, valid and enforceable security interest in the Collateral (as defined therein), and constitutes a perfected first priority Lien on and security interest in all right, title and interest of each pledgor thereunder in and to the Collateral (as defined therein).

            (b) The Security Agreement is effective to create in favor of the Collateral Agent a legal, valid and enforceable security interest in the Collateral (as defined therein), and constitutes a perfected first priority Lien on and security interest in all right, title and interest of each grantor thereunder in and to such Collateral to the extent it can be perfected by filings or such other actions under the Uniform Commercial Code, subject only to Liens existing on the date hereof and expressly permitted by Section 6.01.

            (c) The Trademark Security Agreement has been filed in the United States Patent and Trademark Office and the United States Copyright Office, and constitutes a perfected Lien on and security interest in all right, title and interest of the grantors thereunder in the Intellectual Property (as defined in the Security Agreement) that is registered in the United States.

            (d) The York Avenue and Chicago Mortgages are, and the other Mortgages when executed and delivered will be effective to create in favor of the Collateral Agent legal, valid and enforceable Liens on all right, title and interest of the grantors thereunder in and to the Mortgaged Properties and the proceeds thereof, and the York Avenue and Chicago Mortgages constitute, and the other Mortgages when filed in the appropriate offices will constitute, perfected first priority Liens on and security interests in all right, title and interest of such grantors in and to the Mortgaged Properties and the proceeds thereof, subject only to Liens existing on the date hereof and expressly permitted by
Section 6.01.

            (e) The Collateral and Guarantee Agreement has been satisfied.

            (f) The UK securities mortgage is effective to create in favor of the Collateral Agent a legal, valid and enforceable security interest in the pledged equity interests of the UK Borrowers, and constitute a perfected first priority Lien on and security interest in all right, title and interest of each pledgor thereunder.

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                                                                              40


            (g) The Swiss securities mortgage is effective to create in favor of the Collateral Agent a legal, valid and enforceable security interest in the pledged equity interests of the Swiss Borrower, and constitute a perfected first priority Lien on and security interest in all right, title and interest of each pledgor thereunder.

            SECTION 3.15. SETTLEMENT AGREEMENTS. All Settlement Agreements, with the exception of the Antitrust Settlement Agreement, have been approved by the applicable courts pursuant to non-appealable orders and all amounts to become due thereunder, with the exception of certain fines imposed by the United States Department of Justice, have been fully funded.

            SECTION 3.16. YORK AVENUE PROPERTY. (a) The York Avenue Subsidiary has good and marketable title to the York Avenue Property, free and clear of all Liens not permitted under Section 6.01. All the capital stock of the York Avenue Subsidiary has been pledged to the Collateral Agent under the Pledge Agreement.

            (b) On July 24, 2000, Sotheby's, Inc. borrowed Tranche B Loans under the Existing Credit Agreement in an aggregate principal amount equal to at least $75,000,000, which principal amount was not greater than the Construction and Improvement Amount at such time, to finance or refinance the costs of construction and substantial improvements related to the York Avenue Property.

            SECTION 3.17. SECOND QUARTER RESULTS. The financial condition and results of operations of Holdings and its consolidated Subsidiaries reflected in the consolidated balance sheet of Holdings at the end of the fiscal quarter ended June 30, 2001 and the related statements of income and operations and changes in financial position and of shareholder's equity for such fiscal quarter and the six months then ended do not constitute a Material Adverse Change from the projected financial condition and results of operations of Holdings and its consolidated Subsidiaries set forth in the Information Memorandum for such fiscal quarter and the six months then ended.

                        ARTICLE IV. CONDITIONS OF LENDING

            The obligations of the Lenders to make Loans hereunder and of the Issuing Bank to issue Letters of Credit are subject to the satisfaction of the following conditions:

            SECTION 4.01. EACH BORROWING DATE. On the date of each Borrowing or on the date of issuance of any Letter of Credit:

            (a) The Administrative Agent shall have received a notice of such Borrowing as required by Section 2.04.

            (b) The representations and warranties set forth in Article III hereof shall be true and correct in all material respects on and as of the date of such Borrowing with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date.

            (c) Each Borrower shall be in compliance with all the terms and provisions set forth herein and at the time of and immediately after such Borrowing no Event of Default or Default shall have occurred and be continuing.

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                                                                              41


            (d) After giving effect to such Borrowing, the aggregate outstanding principal amount of all Loans shall not exceed the Borrowing Base.

Each Borrowing shall be deemed to constitute a representation and warranty by each Borrower on the date of such Borrowing as to the matters specified in paragraphs (b), (c) and (d) of this Section 4.01.

                        ARTICLE V. AFFIRMATIVE COVENANTS

            The Borrowers covenant and agree with each Lender that, so long as this Agreement shall remain in effect or the principal of or interest on any Loan, any Fees or any other expenses or amounts payable under any Loan Document shall be unpaid, or any Letter of Credit shall remain in effect, unless the Required Lenders shall otherwise consent in writing, Holdings will, and will cause each of its Subsidiaries to:

            SECTION 5.01. FINANCIAL STATEMENTS. In the case of Holdings, furnish to the Agent and each Lender:

            (a) within 90 days after the end of each fiscal year, (i) a consolidated balance sheet at the end of such fiscal year and the related statements of income and operations and changes in financial position and of shareholder's equity for such year, all prepared in accordance with GAAP and audited by and accompanied by the opinion of Deloitte & Touche or other independent public accountants reasonably satisfactory to the Required Lenders and (ii) a consolidating balance sheet by geographic region;

            (b) within 60 days after the end of the first, second and third quarter of each fiscal year, a consolidated balance sheet (and a consolidating balance sheet by geographic region) at the end of such quarter and the related statement of income for such period, all prepared in accordance with GAAP and certified by the Financial Officer of Holdings;

            (c) (i) at the time of each delivery of financial statements pursuant to (a) or (b) above, a certificate signed by a Responsible Officer of Holdings stating whether or not Holdings and its Subsidiaries are in compliance with Article VI and setting forth in detail satisfactory to the Administrative Agent calculations of the amounts, ratios and baskets referred to in Sections 6.07, 6.08, 6.09 and 6.10, and (ii) within 45 days after the end of each calendar quarter, a completed Borrowing Base Certificate setting forth the calculation of and certifying the Borrowing Base as of the last day of such calendar quarter, certified as complete and correct and signed on behalf of Holdings by a Financial Officer, together with such other supporting documentation and additional reports with respect to the Borrowing Base as the Administrative Agent shall reasonably request;

            (d) promptly after the filing thereof, copies of all forms and reports filed by it with the Securities and Exchange Commission and, promptly after knowledge thereof shall have come to the attention of any Responsible Officer, written notice of (i) any threatened or pending litigation or arbitral or governmental or administrative proceeding against Holdings or any of its Subsidiaries which could reasonably be expected to result in a Material Adverse Effect and (ii) any Event of Default (or event which with notice or the passage of time or both would constitute an Event of Default) together with a statement by a Responsible Officer describing the action, if any, which Holdings proposes to take with respect thereto; and

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                                                                              42


            (e) promptly, such further information regarding the business affairs, legal affairs relating to the Litigation Liabilities, financial condition and contingent liabilities (including Litigation Liabilities) of Holdings and its Subsidiaries as the Administrative Agent may reasonably request.

            SECTION 5.02. PAYMENT OF OBLIGATIONS. (a) Pay and discharge or cause to be paid and discharged promptly when due all material and lawful taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or in respect of its property, before the same shall become in default, as well as all material and lawful claims which, if unpaid, might become a lien or charge upon such properties or any part thereof; PROVIDED, HOWEVER, that neither Holdings nor any of the Subsidiaries shall be required to pay and discharge or to cause to be paid and discharged any such tax, assessment, charge, levy or claim so long as the validity, applicability or amount thereof shall be contested in good faith by applicable proceedings and Holdings or such Subsidiary, as the case may be, shall have set aside on its books reserves reasonably deemed adequate by it with respect thereto.

            SECTION 5.03. MAINTAIN PROPERTY AND INSURANCE. (a) Maintain and preserve all properties which are used in the conduct of the business of Holdings and the Material Subsidiaries in good working order and condition, ordinary wear and tear excepted, and (b) maintain in respect of the assets of Holdings and the Material Subsidiaries, insurance in such amounts and against such risks as is generally maintained by companies operating similar businesses in the same general area. All insurance policies hereunder shall be maintained with sound and reputable insurance carriers of recognized standing.

            SECTION 5.04. MAINTAIN EXISTENCE. Preserve (a) the corporate existence and good standing of Holdings and the Material Subsidiaries and (b) all the material rights, privileges and franchises necessary and desirable in the normal conduct of the business of Holdings and the Material Subsidiaries.

            SECTION 5.05. COMPLIANCE WITH LAWS. Comply with the requirements of all applicable laws (including ERISA), regulations and orders of any Governmental Authority, a violation of which would materially affect the business or financial condition of Holdings and its Subsidiaries taken as a whole, except any such law, regulation or order which is being contested by Holdings or any Subsidiary in good faith by applicable proceedings.

            SECTION 5.06. INSPECTION. Give, upon the request of any Lender upon reasonable advance notice, any representative of such Lender access during normal business hours to inspect, and permit such representative to inspect, all properties belonging to it and permit such representative to examine, copy and make extracts from, financial records relating to its affairs, as such representative may reasonably require.

            SECTION 5.07. ERISA. (a) Comply in all material respects with the applicable provisions of ERISA and the Code and (b) furnish to the Administrative Agent and each Lender (i) as soon as possible, and in any event within 30 days after any Responsible Officer of Holdings or any ERISA Affiliate either knows or has reason to know that any Reportable Event has occurred that alone or together with any other Reportable Event could reasonably be expected to result in liability of Holdings to the PBGC in an aggregate amount exceeding $5,000,000, a statement of a Financial Officer setting forth details as to such Reportable Event and the action proposed to be taken with respect thereto, together with a copy of the notice, if any, of such Reportable Event given to the PBGC, (ii) promptly after receipt thereof, a copy of any notice Holdings or any ERISA Affiliate may receive from the PBGC relating to the intention of the PBGC to terminate any Plan or Plans (other than a Plan maintained by an ERISA Affiliate which is considered an ERISA Affiliate only pursuant to subsection (m) or (o) of Section 414 of the Code) or to appoint a trustee to administer any Plan or Plans, (iii) within 10 days after the due date for filing with

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the PBGC pursuant to Section 412(n) of the Code of a notice of failure to make a required installment or other payment with respect to a Plan, a statement of a Financial Officer setting forth details as to such failure and the action proposed to be taken with respect thereto, together with a copy of such notice given to the PBGC and (iv) promptly and in any event within 30 days after receipt thereof by any Borrower or any ERISA Affiliate from the sponsor of a Multiemployer Plan, a copy of each notice received by such Borrower or any ERISA Affiliate concerning (A) the imposition of Withdrawal Liability or (B) a determination that a Multiemployer Plan is, or is expected to be, terminated or in reorganization, both within the meaning of Title IV of ERISA.

            SECTION 5.08. COLLATERAL AND BORROWING BASE EVALUATIONS. Permit any representatives designated by the Administrative Agent (including consultants or other advisors retained by the Administrative Agent) to conduct evaluations of its computation of the Borrowing Base and the assets included in the Borrowing Base, all at such reasonable times and as often as reasonably requested; PROVIDED that, if no Default shall have occurred and be continuing, no more than one such evaluation will be requested by the Administrative Agent during any fiscal year; and PROVIDED FURTHER that any consultants or other advisors retained by the Administrative Agent (i) shall not be employed by a competing auction house and (ii) shall be subject to the confidentiality provisions of
Section 11.17. Holdings shall pay the reasonable fees and expenses of any such evaluation.

            SECTION 5.09. FURTHER ASSURANCES. Execute any and all further documents, financing statements, agreements and instruments, and take all such further actions (including the filing and recording of financing statements, fixture filings, mortgages, deeds of trust and other documents), which may be required under any applicable law, or which the Collateral Agent or the Required Lenders may reasonably request, to cause the Collateral and Guarantee Requirement to be and remain satisfied at all times, all at the expense of Holdings. Holdings also agrees to provide to the Administrative Agent from time to time upon request evidence reasonably satisfactory to the Collateral Agent as to the perfection and priority of the Liens created or intended to be created by the Security Documents.

            SECTION 5.10. ART LOANS. Cause each Lending Subsidiary, in connection with each Art Loan made or to be made by it, to apply credit standards and loan to collateral value requirements, and to follow practices with respect to documentation and the perfection of security interests, not less strict than those generally applied and followed in the Lending Subsidiaries' art lending business prior to the Closing Date.

            SECTION 5.11. YORK AVENUE PROPERTY. The Borrowers agree that they shall at all times cause the York Avenue Subsidiary to have no operations, business, assets or liabilities other than those incidental to the holding of the York Avenue Property and the granting of the York Avenue Mortgage.

                         ARTICLE VI. NEGATIVE COVENANTS

            The Borrowers covenant and agree with each Lender that, so long as this Agreement shall remain in effect or the principal of or interest on any Loan, any Fees or any other expenses or amounts payable under any Loan Document shall be unpaid, or any Letters of Credits remain in outstanding, unless the Required Lenders shall otherwise consent in writing, Holdings will not, either directly or indirectly, and will not cause or permit any of its Subsidiaries to:

            SECTION 6.01. LIENS. Incur, create, assume or permit to exist any mortgage, pledge, security interest, lien, charge or other encumbrance of any nature whatsoever (including conditional sales

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                                                                              44


or other title retention agreement) on any of its property or assets, whether owned at the date hereof or hereafter acquired, other than:

            (a) liens incurred or pledges and deposits made in connection with workmen's compensation, unemployment insurance, old-age pensions, social security and public liability and similar legislation;

            (b) liens securing the performance of bids, tenders, leases, contracts (other than for the repayment of borrowed money), statutory obligations, surety and appeal bonds and other obligations of like nature, incurred incident to and in the ordinary course of business;

            (c) statutory liens of landlords and other liens imposed by law, such as carriers', warehousemen's, mechanics', materialmen's and vendors' liens, incurred in good faith in the ordinary course of business, including but not limited to those relating to the construction of the York Avenue Property;

            (d) liens securing the payment of taxes, assessments and governmental charges or levies, either (i) not delinquent or (ii) being contested in good faith by appropriate proceedings with adequate reserves;

            (e) zoning restrictions, easements, licenses, reservations, restrictions on the use of real property or minor irregularities incident thereto which do not in the aggregate materially detract from the value of the property or assets of Holdings and the Subsidiaries taken as a whole or materially impair the operation of the business of Holdings and the Subsidiaries taken as a whole;

            (f) liens incurred in the ordinary course of business (other than consensual liens on assets constituting Collateral) provided that these liens are not given as security for Indebtedness;

            (g) liens on property or assets of any Subsidiary securing Indebtedness of such Subsidiary to Holdings or to a wholly owned Subsidiary of Holdings;

            (h) liens for judgments or awards, so long as the finality of such judgment or award is being contested in good faith and execution thereof is stayed; PROVIDED that the aggregate amount of liens permitted by this clause may not exceed $10,000,000;

            (i) any lien existing on any property or assets of any corporation at the time it becomes a Subsidiary of Holdings, or existing prior to the time of acquisition upon any property or assets acquired by Holdings or any of its Subsidiaries through purchase, merger or consolidation or otherwise, whether or not assumed by Holdings or such Subsidiary;

            (j) any lien placed upon property or assets within 90 days of the time of acquisition of such property or assets by Holdings or any of its Subsidiaries to secure all or a portion of (or to secure Indebtedness incurred to pay all or a portion of) the purchase price thereof, provided that any such lien shall not encumber any other property or assets of Holdings or any Subsidiary;

            (k) liens, other than the liens permitted by clauses (a) through (j) above (including any such liens in existence as of the date hereof), existing as of the date hereof and set forth on Schedule 6.01; PROVIDED, HOWEVER, that no such lien shall be permitted under this clause (k) if it extends to property other than the property subject to such lien on the date hereof;

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            (l) any lien renewing, extending or refunding any lien permitted by clause (i), (j) or (k) above, provided that the principal amount secured is not increased, and the lien is not extended to other property;

            (m) liens, in addition to the liens permitted by clauses (a) through
      (l) above, on assets not constituting Collateral securing obligations in an aggregate amount not greater than 10% of Consolidated Net Worth; and

            (n) liens created under the Security Documents.

            SECTION 6.02. SUBSIDIARY INDEBTEDNESS. Permit any Subsidiary to create, incur, assume or permit to exist any Indebtedness except:

            (a) in the case of any Subsidiary that is a Borrower, Indebtedness not prohibited under any other Section of this Agreement;

            (b) Indebtedness of any Subsidiary the proceeds of which are used by such Subsidiary to make secured loans to consignors, dealers or clients in the ordinary course of business of the Borrowers and their subsidiaries and in a manner that is consistent with established practices pursuant to the auction finance business of the Borrowers and their subsidiaries;

            (c) Indebtedness of any Subsidiary to another Subsidiary or any Borrower;

            (d) Indebtedness of any Subsidiary outstanding on the date hereof or available to any Subsidiary under credit facilities existing on the date hereof, not in excess of $20,000,000 in the aggregate with respect to all Subsidiaries; and

            (e) other Indebtedness, provided that the aggregate principal amount of all such other Indebtedness of all Subsidiaries outstanding at any time (excluding amounts permitted under clauses (a) through (d) above) does not exceed 10% of Consolidated Net Worth at such time.

            SECTION 6.03. CONSOLIDATIONS, MERGERS, AND SALES OF ASSETS. (a) Merge or consolidate with any other corporation, except that (i) any Borrower may merge or consolidate with a Subsidiary so long as the Borrower is the surviving entity in such merger or consolidation, (ii) any Subsidiary may merge or consolidate with a Subsidiary so long as the surviving entity in such merger or consolidation is a Subsidiary (and, if either constituent corporation is a Domestic Subsidiary, a Domestic Subsidiary) or (iii) any Borrower may merge or consolidate with any other Person so long as the Borrower is the surviving entity in such merger or consolidation and, after giving effect to such merger or consolidation, no Event of Default exists.

            (b) Sell, lease, transfer or otherwise dispose of all or a substantial part of its assets, other than assets no longer used or useful in the conduct of its business or leases for space used in the ordinary course of business which are near the end of their term, except dispositions in the ordinary course of business for a full and adequate consideration.

            (c) Sell, lease, transfer or otherwise dispose of any Art Loan.

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                                                                              46


            SECTION 6.04. LINES OF BUSINESS. Engage to any substantial extent in any line or lines of business activity fundamentally different from the business presently engaged in.

            SECTION 6.05. TRANSACTIONS WITH AFFILIATES. Sell or transfer any property or assets to, or purchase or acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except that as long as no Default or Event of Default shall have occurred and be continuing, Holdings or any of its Subsidiaries may engage in any of the foregoing transactions in the ordinary course of business at prices and on terms and conditions not less favorable to Holdings or any Subsidiary than could be obtained on an arm's-length basis from unrelated third parties.

            SECTION 6.06. RESTRICTIONS ON DIVIDENDS. Enter into any agreement, contract or arrangement which expressly limits the right of any Subsidiary to pay dividends to its parent corporation.

            SECTION 6.07. CONSOLIDATED LEVERAGE RATIO. Permit the Consolidated Leverage Ratio at any time to exceed .60 to 1.0.

            SECTION 6.08. ADJUSTED CONSOLIDATED NET WORTH. Permit Adjusted Consolidated Net Worth to be less than $175,000,000.

            SECTION 6.09. CONSOLIDATED COVERAGE RATIO. Permit the Consolidated Coverage Ratio for any period of four consecutive financial quarters ending after the date hereof to be less than 3.0 to 1.0.

            SECTION 6.10. RESTRICTED PAYMENTS; CERTAIN PAYMENTS IN RESPECT OF INDEBTEDNESS. (a) Declare or make, or agree to make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, except that (i) Subsidiaries may declare and pay dividends ratably with respect to their capital stock and (ii) if no Default or Event of Default has occurred and is continuing or would occur as a result thereof, Holdings may make any Restricted Payment that, taken together with all other Restricted Payments made after the date hereof, would not exceed 40% of Consolidated Net Income of Holdings, adjusted to exclude nonrecurring or extraordinary reserves and charges relating to the Litigation Liabilities, for the period (treated as one accounting period) commencing January 1, 2000, and ending at the most recent fiscal quarter end for which financial statements shall have been delivered under Section 5.01(a) or (b).

            (b) Make any payment on account of the purchase, redemption, prepayment, retirement or defeasance of the Senior Notes.

            SECTION 6.11. ART LOANS. Permit any of the Pledged Art Loans (as such term is defined in the Pledge Agreement) to be represented or evidenced by an instrument or a certificate, or permit any agreement relating to any Pledged Art Loan to provide that any of the documentation evidencing such Pledged Art Loan is a security governed by Article 8 of the Uniform Commercial Code as in effect in any applicable jurisdiction.

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                                                                              47


                         ARTICLE VII. EVENTS OF DEFAULT

            In case of the happening of any of the following events ("Events of Default"):

            (a) default shall be made in the payment of any principal of any Loan or any amount due in respect of the reimbursement of any LC Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or by acceleration thereof or otherwise;

            (b) default shall be made in the payment of any interest on any Loan or LC Disbursement or any Fee or any other amount due under any Loan Document, when and as the same shall become due and payable, and such default shall continue unremedied for a period of five days;

            (c) default shall be made in the due observance or performance by a Borrower or any Subsidiary of any other covenant, condition or agreement contained in Section 5.04(a) or 5.10 or in Article VI;

            (d) default shall be made in the due observance or performance by a Borrower or any Subsidiary of any other covenant, condition or agreement contained in any Loan Document and such default shall continue unremedied for a period of 30 days after notice thereof from the Administrative Agent or any Lender to Holdings, or default shall be made in the due observance or performance by a Borrower or any Subsidiary of any other covenant, condition or agreement contained in any Security Document and such default shall continue unremedied for a period of 5 Business Days after notice thereof from the Administrative Agent or any Lender to Holdings;

            (e) Holdings or any Subsidiary shall fail to pay any Indebtedness greater than $1,000,000, or fail during any 30-day period to pay Indebtedness aggregating more than $1,000,000, owing by Holdings or such Subsidiary, or any interest or premium thereon aggregating $1,000,000 or more, when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Indebtedness;

            (f) Any event or condition shall occur or exist under any agreement or instrument of Holdings or any Subsidiary evidencing or securing or relating to any Indebtedness exceeding $10,000,000, if the effect of such event or condition is to accelerate, or to permit the holder or holders of such Indebtedness or the trustee or trustees under any such agreement or instrument to accelerate, the maturity of such Indebtedness;

            (g) any representation or warranty made or deemed made in or in connection with any Loan Document or the borrowings hereunder, or any representation, warranty, statement or information contained in any report, certificate, financial statement or other instrument furnished in connection with or pursuant to any Loan Document, shall prove to have been false or misleading in any material respect when so made, deemed made or furnished;

            (h)(i) a Reportable Event or Reportable Events, or a failure to make a required installment or other payment (within the meaning of Section 412(n)(1) of the Code), shall have occurred with respect to any Plan or Plans that reasonably could be expected to result in liability of Holdings to the PBGC or to a Plan in an aggregate amount exceeding $5,000,000 and, within 30 days after the reporting of any such Reportable Event to the Agent or after the receipt by the Agent of a statement required pursuant to Section 5.07(b(iii) hereof, the Agent shall have notified the

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                                                                              48


      Borrower in writing that (A) the Required Lenders have made a determination that, on the basis of such Reportable Event or Reportable Events or the failure to make a required payment, there are reasonable grounds for the termination of such Plan or Plans by the PBGC, the appointment by the appropriate United States district court of a trustee to administer such Plan or Plans or the imposition of a lien in favor of a Plan and (B) as a result thereof an Event of Default exists hereunder; or
      (ii) a trustee shall be appointed by a United States district court to administer any such Plan or Plans; or (iii) the PBGC shall institute proceedings (including giving notice of intent thereof) to terminate any such Plan or Plans;

            (i)(i) the Borrowers or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that it has incurred Withdrawal Liability to such Multiemployer Plan, (ii) such Borrower or such ERISA Affiliate does not have reasonable grounds for contesting such Withdrawal Liability or is not contesting such Withdrawal Liability in a timely and appropriate manner and (iii) the amount of such Withdrawal Liability specified in such notice, when aggregated with all other amounts required to be paid to Multiemployer Plans in connection with Withdrawal Liabilities (determined as of the date or dates of such notification), either (A) exceeds $5,000,000 or requires payments exceeding $1,000,000 in any year or (B) is less than $5,000,000 but any Withdrawal Liability payment remains unpaid 30 days after such payment is due;

            (j) the Borrower or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or is being terminated, within the meaning of Title IV of ERISA, if solely as a result of such reorganization or termination the aggregate annual contributions of the Borrower and its ERISA Affiliates to all Multiemployer Plans that are then in reorganization or have been or are being terminated have been or will be increased over the amounts required to be contributed to such Multiemployer Plans for their most recently completed plan years by an amount exceeding $1,000,000;

            (k) a judgment or judgments for the payment of money in excess of $5,000,000 in the aggregate shall have been rendered against Holdings or any Subsidiary and the same shall have remained unsatisfied and in effect, without stay of execution, for any period of 60 days;

            (l) an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (i) relief in respect of Holdings or any Material Subsidiary, or of a substantial part of the property or assets of Holdings or any Material Subsidiary, under Title 11 of the United States Code, as now constituted or hereafter amended, or any other Federal or state bankruptcy, insolvency, receivership or similar law (or similar statute or law in any other jurisdiction), (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for Holdings or any Material Subsidiary or for a substantial part of the property or assets of Holdings or a Material Subsidiary or (iii) the winding-up or liquidation of Holdings or any Material Subsidiary; and such proceeding or petition shall continue undismissed for 30 days or an order or decree approving or ordering any of the foregoing shall be entered;

            (m) Holdings or any Material Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other Federal or state bankruptcy, insolvency, receivership or similar law (or similar statute or law in any other jurisdiction), (ii) consent to the institution of, or fail to contest in a timely and applicable manner, any proceeding or the filing of any petition described in (g) above, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for Holdings or any Material Subsidiary or for a sub-

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                                                                              49


      stantial part of the property or assets of Holdings or any Material Subsidiary, (iv) file an answer admitting the Material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors, (vi) become unable, admit in writing its inability or fail generally to pay its debts as they become due or (vii) take any action for the purpose of effecting any of the foregoing;

            (n) A Change in Control shall occur;

            (o) any Lien purported to be created under any Security Document shall cease to be, or shall be asserted in writing by any Borrower or any Subsidiary party to a Security Document not to be, a valid and perfected Lien on any Collateral, with the priority required by the applicable Security Document, except (i) as a result of the sale or other disposition of the applicable Collateral in a transaction permitted under the Loan Documents or (ii) as a result of the Administrative Agent's failure to maintain possession of any stock certificates, promissory notes or other instruments delivered to it under the Pledge Agreement or to make or continue UCC filings; provided that no such cessation shall give rise to an Event of Default unless such cessation (x) affects Collateral that is or should be subject to a Lien in favor of the Collateral Agent having an aggregate value in excess of $1,000,000 or (y) is not corrected upon request by the Collateral Agent upon reasonable notice; or

            (p) (i) The Antitrust Settlement Agreement shall be terminated, rejected by an applicable court of law or materially modified, in each case if such termination, rejection or modification could reasonably be expected, in the judgment of the Required Lenders, to result in a material adverse effect on the business, assets, operations or financial condition of Holdings and the Subsidiaries, taken as a whole or (ii) Holdings shall breach or fail to perform any of its material obligations under any of the Settlement Agreements.

then, and in every such event (other than an event with respect to any Borrower described in paragraph (l) or (m) above), and at any time thereafter during the continuance of such event, the Administrative Agent shall at the request of the Required Lenders, by notice to the Borrowers, take either or both of the following actions, at the same or different times: (i) terminate forthwith the Commitments and (ii) declare the Loans then outstanding to be forthwith due and payable in whole or in part, whereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of the Borrowers accrued hereunder, shall become forthwith due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrowers, anything contained herein to the contrary notwithstanding; and, in any event with respect to a Borrower described in paragraph (l) or (m) above, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of the Borrowers accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrowers, anything contained herein to the contrary notwithstanding. Any Letters of Credit issued to Lenders to support the obligations listed on
Schedule 1.01A hereto may be drawable on or after an Event of Default.

                            ARTICLE VIII. THE AGENTS

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                                                                              50


            In order to expedite the transactions contemplated by this Agreement, The Chase Manhattan Bank is hereby appointed to act as Administrative Agent and Collateral Agent on behalf of the Lenders. Each of the Lenders hereby irrevocably authorizes the Agents to take such actions on behalf of such Lender and to exercise such powers as are specifically delegated to the Agents by the terms and provisions hereof and of the other Loan Documents, together with such actions and powers as are reasonably incidental thereto. The Administrative Agent is hereby expressly authorized by the Lenders, without hereby limiting any implied authority, (a) to receive on behalf of the Lenders all payments of principal of and interest on the Loans and all other amounts due to the Lenders hereunder, and promptly to distribute to each Lender its proper share of each payment so received; (b) as provided in Article VII, to give notice on behalf of each of the Lenders to the Borrowers of any Event of Default specified in this Agreement of which the Administrative Agent has actual knowledge acquired in connection with its agency hereunder; and (c) to distribute to each Lender copies of all notices, financial statements and other materials delivered by any Borrower pursuant to this Agreement as received by the Administrative Agent.

            Neither the Agents nor any of their directors, officers, employees or agents shall be liable as such for any action taken or omitted by any of them except for its or his own gross negligence or wilful misconduct, or be responsible for any statement, warranty or representation herein or the contents of any document delivered in connection herewith, or be required to ascertain or to make any inquiry concerning the performance or observance by the Borrowers of any of the terms, conditions, covenants or agreements contained in any Loan Document. The Agents shall not be responsible to the Lenders for the due execution, genuineness, validity, enforceability or effectiveness of this Agreement, or any other Loan Documents or other instruments or agreements. The Agents shall in all cases be fully protected in acting, or refraining from acting, in accordance with written instructions signed by the Required Lenders and, except as otherwise specifically provided herein, such instructions and any action or inaction pursuant thereto shall be binding on all the Lenders. The Agents shall, in the absence of knowledge to the contrary, be entitled to rely on any instrument or document believed by them in good faith to be genuine and correct and to have been signed or sent by the proper person or persons. Neither the Agents nor any of their directors, officers, employees or agents shall have any responsibility to the Borrowers on account of the failure of or delay in performance or breach by any Lender of any of its obligations hereunder or to any Lender on account of the failure of or delay in performance or breach by any other Lender or a Borrower of any of their respective obligations hereunder or under any other Loan Document or in connection herewith or therewith. The Agents may execute any and all duties hereunder and under the other Loan Documents by or through agents or employees and shall be entitled to rely upon the advice of legal counsel selected by them with respect to all matters arising hereunder and shall not be liable for any action taken or suffered in good faith by them in accordance with the advice of such counsel.

            The Lenders hereby acknowledge that the Agents shall be under no duty to take any discretionary action permitted to be taken by them pursuant to the provisions of this Agreement or any other Loan Document unless they shall be requested in writing to do so by the Required Lenders.

            Subject to the appointment and acceptance of a successor Administrative Agent as provided below, the Administrative Agent may resign at any time by notifying the Lenders, the Issuing Bank and the Borrowers. Upon any such resignation, the Required Lenders shall have the right to appoint a successor. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent which shall be a bank with an office in New York, New York, having a combined capital and surplus of at least $500,000,000 or an affiliate of any such bank. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor bank, such successor shall succeed to and become

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vested with all the rights, powers, privileges and duties of the retiring
Administrative Agent and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. After the Administrative Agent's resignation hereunder, the provisions of this Article and Section 11.05 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Administrative Agent.

            With respect to the Loans made by it hereunder, the Agents in their individual capacity and not as Agents shall have the same rights and powers as any other Lender and may exercise the same as though they were not the Agents, and the Agents and their affiliates may accept deposits from, lend money to and generally engage in any kind of business with Holdings or any Subsidiary or other Affiliate thereof as if they were not the Agents.

            Each Lender agrees (a) to reimburse the Agents, on demand, in the amount of its pro rata share (based on its outstanding Term Loans, Revolving Exposures and unusued Commitments at the time of such demand) of any expenses incurred for the benefit of the Lenders by the Agents, including counsel fees and compensation of agents and employees paid for services rendered on behalf of the Lenders, which shall not have been reimbursed by one of the Borrowers and
(b) to indemnify and hold harmless the Agents and any of their directors, officers, employees or agents, on demand, in the amount of such pro rata share, from and against any and all liabilities, taxes, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against them in their capacity as Agents or any of them in any way relating to or arising out of this Agreement or any other Loan Document or any action taken or omitted by any of them under this Agreement or any other Loan Document, to the extent the same shall not have been reimbursed by the Borrowers; PROVIDED that no Lender shall be liable to the Agents for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the gross negligence or wilful misconduct of the Agents or any of their directors, officers, employees or agents.

            Each Lender acknowledges that it has, independently and without reliance upon the Agents or any other Lender and based on such documents and information as it has deemed applicable, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Agents or any other Lender and based on such documents and information as it shall from time to time deem applicable, continue to make its own decisions in taking or not taking action under or based upon this Agreement or any other Loan Document, any related agreement or any document furnished hereunder or thereunder.

                   ARTICLE IX. COLLECTION ALLOCATION MECHANISM

            (a) On the CAM Exchange Date, (i) the Commitments shall automatically and without further act be terminated as provided in Article VII and (ii) the Lenders shall automatically and without further act be deemed to have exchanged interests in the Specified Obligations and in each LC Reserve Account established pursuant to paragraph (b) below such that, in lieu of the interest of each Lender in the Specified Obligations owed to it as of such date and, if such Lender shall be a Revolving Lender, such Lender's participation in undrawn Letters of Credit, such Lender shall own an interest equal to such Lender's CAM Percentage in each of the Specified Obligations outstanding hereunder and in each such LC Reserve Account. Each Lender, each person acquiring a participation from any Lender as contemplated by Section 11.08 and each Borrower hereby consents and agrees to the CAM Exchange. Each Borrower and each Lender agrees from time to time to execute and deliver to the Administrative Agent all such

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promissory notes and other instruments and documents as the Administrative Agent shall reasonably request to evidence and confirm the respective interests and obligations of the Lenders after giving effect to the CAM Exchange, and each Lender agrees to surrender any promissory notes originally received by it in connection with its Loans hereunder to the Administrative Agent against delivery of any promissory notes so executed and delivered; PROVIDED, HOWEVER, that the failure of any Borrower to execute or deliver or of any Lender to accept any such promissory note, instrument or document shall not affect the validity or effectiveness of the CAM Exchange.

            (b) In the event that on the CAM Exchange Date any Letter of Credit shall be outstanding and undrawn in whole or in part, or any amount drawn under a Letter of Credit shall not have been reimbursed either by the Borrowers or with the proceeds of a Revolving Borrowing, each Revolving Lender which shall, on such date and before giving effect to the CAM Exchange, have held a participation in such Letter of Credit pursuant to Section 2.03(d) shall promptly pay over to the Administrative Agent, in immediately available funds, an amount equal to such Lender's Revolving Percentage of such undrawn face amount or such unreimbursed drawing, as the case may be. The Administrative Agent shall establish a separate account (each, an "LC RESERVE ACCOUNT") for each Lender with respect to each such Letter of Credit for the amounts received in respect of such Letter of Credit from each Revolving Lender paying such amounts pursuant to the preceding sentence. Each Lender's LC Reserve Account or Accounts, collectively, shall initially include cash in an amount equal to the product of (x) such Lender's CAM Percentage and (y) the total amount received from the Revolving Lenders pursuant to the second preceding sentence after giving effect to the CAM Exchange. The Administrative Agent shall have dominion and control over each such account, and the amounts deposited in each LC Reserve Account shall be held in such LC Reserve Account until withdrawn as provided in paragraph (c), (d), (e) or (f) below. The Administrative Agent shall maintain records enabling it to determine the amounts paid over to it and deposited in the LC Reserve Accounts in respect to each Letter of Credit and the amounts on deposit in such LC Reserve Accounts. The amounts paid by a Revolving Lender to the Administrative Agent pursuant to this paragraph shall be held as a reserve against the LC Exposures, shall be the property of such Lender, shall not constitute Loans to any Borrower and shall not give rise to any obligation on the part of any Borrower to pay interest to such Lender, it being agreed that the Borrowers' reimbursement obligations in respect of Letters of Credit shall arise only at such times as drawings are made thereunder, as provided in Section 2.03.

            (c) In the event that after the CAM Exchange Date any drawing shall be made in respect of a Letter of Credit, the Administrative Agent shall, at the request of the Issuing Bank, withdraw from the LC Reserve Account of each of the Lenders (in accordance with each Lender's CAM Percentage) any amounts, up to the amount of such drawing, deposited in respect of such Letter of Credit and remaining on deposit and deliver such amounts to the Issuing Bank in satisfaction of the reimbursement obligations of the Lenders under Section 2.03(d) (but not of the Borrowers under Section 2.03).

            (d) In the event that after the CAM Exchange Date any Letter of Credit shall expire undrawn, the Administrative Agent shall withdraw from the LC Reserve Account of each Lender the amount remaining on deposit therein in respect of such Letter of Credit and distribute such amount to such Lender.

            (e) With the prior written approval of the Administrative Agent and the Issuing Bank (not to be unreasonably withheld), any Lender may withdraw the amount held in its LC Reserve Account in respect of the undrawn amount of any Letter of Credit. Any Lender making such a withdrawal shall be unconditionally obligated, in the event there shall subsequently be a drawing under such Letter of Credit, to pay over to the Administrative Agent, for the account of the Issuing Bank, on demand, its CAM

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                                                                              53


Percentage of such drawing. In the event any Lender shall default on its obligation to pay over any amount to the Administrative Agent in respect of any Letter of Credit as provided in this Article IX, the Issuing Bank shall, in the event of a drawing thereunder, have a claim against such Lender to the same extent as if such Lender had defaulted on its obligations under Section 2.03(d), but shall have no claim against any other Lender, notwithstanding the exchange of interests in the applicable Borrower's reimbursement obligations pursuant to paragraph (a) above. Each other Lender shall have a claim against such defaulting Lender for any damages sustained by it as a result of such default, including, in the event such Letter of Credit shall expire undrawn, its CAM Percentage of the defaulted amount of such defaulting Lender.

            (f) Pending the withdrawal by any Lender of any amounts from its LC Reserve Account as contemplated by the above paragraphs, the Administrative Agent will, at the direction of such Lender and subject to such rules as the Administrative Agent may prescribe for the avoidance of inconvenience, invest such amounts in Permitted Investments. Each Lender which has not withdrawn its CAM Percentage of amounts in its LC Reserve Account as provided in paragraph (e) above shall have the right, at intervals reasonably specified by the Administrative Agent, to withdraw the earnings on investments so made by the Administrative Agent with amounts in its LC Reserve Account and to retain such earnings for its own account.

                              ARTICLE X. GUARANTEE

            SECTION 10.01. GUARANTEE. Subject to the last sentence of this
Section 10.01(a), each Guarantor hereby guarantees to each Lender and the Administrative Agent and their respective successors and assigns the prompt payment in full when due (whether at stated maturity, by acceleration, by optional prepayment or otherwise) of the Obligations, strictly in accordance with the terms thereof. Each Guarantor hereby further agrees that if any Borrower shall fail to pay in full when due (whether at stated maturity, by acceleration, by optional prepayment or otherwise) any of the Obligations, the Guarantor will promptly pay the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Obligations, the same will be promptly paid in full when due (whether at extended maturity, by acceleration or otherwise) in accordance with the terms of such extension or renewal. Notwithstanding anything in this Article IX to the contrary, Oatshare Limited and Sotheby's will not be liable as Guarantors for the Obligations of Holdings, Sotheby's, Inc. and Sotheby's Global Trading GmbH.

            SECTION 10.02. OBLIGATIONS UNCONDITIONAL. The obligations of each Guarantor under Section 10.01 hereof are absolute and unconditional irrespective of the value, genuineness, validity, regularity or enforceability of the obligations of any Borrower under this Agreement or any other agreement or instrument referred to herein or therein, or any substitution, release or exchange of any other guarantee of or security for any of the Obligations, and, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, it being the intent of this
Section 10.02 that the obligations of each Guarantor hereunder shall be absolute and unconditional under any and all circumstances. Without limiting the generality of the foregoing, it is agreed that the occurrence of any one or more of the following shall not affect the liability of any Guarantor hereunder:

            (a) at any time or from time to time, without notice to the Guarantors, the time for any performance of or compliance with any of the Obligations shall be extended, or such performance or compliance shall be waived;

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                                                                              54


            (b) any of the acts mentioned in any of the provisions of this Agreement or any other agreement or instrument referred to herein or therein shall be done or omitted; or

            (c) the maturity of any of the Obligations shall be accelerated, or any of the Obligations shall be modified, supplemented or amended in any respect, or any right under this Agreement or any other agreement or instrument referred to herein or therein shall be waived or any other guarantee of any of the Obligations or any security therefor shall be released or exchanged in whole or in part or otherwise dealt with.

Each Guarantor hereby expressly waives diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that the Administrative Agent or any Lender exhaust any right, power or remedy or proceed against any Borrower under this Agreement or any other agreement or instrument referred to herein or therein, or against any other person under any other guarantee of, or security for, any of the Obligations.

            SECTION 10.03. REINSTATEMENT. The obligations of each Guarantor under this Article IX shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of any Borrower in respect of the Obligations is rescinded or must be otherwise restored by any holder of any of the Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, and each Guarantor agrees that it will indemnify the Administrative Agent and each Lender on demand for all reasonable costs and expenses (including, without limitation, fees of counsel) incurred by the Administrative Agent or such Lender in connection with such rescission or restoration.

            SECTION 10.04. SUBROGATION. Each Guarantor hereby irrevocably waives all rights of subrogation or contribution, whether arising by operation of law (including, without limitation, any such right arising under Title 11 of the United States Code) or otherwise, by reason of any payment by it pursuant to the provisions of this Article IX and further agrees for the benefit of each of its creditors (including, without limitation, each Lender and the Administrative Agent) that any such payment by it of the Obligations of any Borrower shall constitute a contribution of capital or a dividend, as the case may be, by such Guarantor to such Borrower.

            SECTION 10.05. REMEDIES. Each Guarantor agrees that, as between the Guarantors and the Lenders, the obligations of any Borrower under this Agreement may be declared to be forthwith due and payable as provided in Article VII hereof (and shall be deemed to have become automatically due and payable in the circumstances provided in said Article VII) for purposes of Section 10.01 hereof notwithstanding any stay, injunction or other prohibition preventing such declaration (or preventing such obligations from becoming automatically due and payable) as against any Borrower and that, in the event of such declaration (or such obligations being deemed to have become automatically due and payable), such obligations (whether or not due and payable by such Borrower) shall forthwith become due and payable by each Guarantor for purposes of such Section 10.01.

            SECTION 10.06. CONTINUING GUARANTEE. The guarantee in this Article IX is a continuing guarantee, and shall apply to all Obligations whenever arising.

                            ARTICLE XI. MISCELLANEOUS

            SECTION 11.01. NOTICES. Notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

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                                                                              55


            (a) if to any Borrower, to it in care of Holdings at 1334 York Avenue, New York, New York 10021, Attention of the Chief Financial Officer (Telecopy No. (212) 606-7132);

            (b) if to the Administrative Agent, to The Chase Manhattan Bank, One Chase Plaza, 8th Floor, New York, New York, 10005 Attention of Jackie Carter (Telecopy No. 212-552-7500), with copies to The Chase Manhattan Bank, 270 Park Avenue, New York, New York 10017, Attention of Margaret Lane (Telecopy No. 212-270-5646);

            (c) if to the Issuing Bank, to The Chase Manhattan Bank, 270 Park Avenue, New York, New York 10017, Attention of Margaret Lane (Telecopy No. 212-270-5646);

            (d) if to the Collateral Agent, to The Chase Manhattan Bank, 270 Park Avenue, New York, New York 10017, Attention of Margaret Lane (Telecopy No. 212-270-5646); and

            (e) if to a Lender, to it at its address (or telecopy number) set forth in Schedule 2.01 or in the Assignment and Acceptance pursuant to which such Lender shall have become a party hereto.

All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt if delivered by hand or overnight courier service or sent by telecopy, or on the date five Business Days after dispatch by certified or registered mail, in each case delivered, sent or mailed (properly addressed) to such party as provided in this Section 11.01 or in accordance with the latest unrevoked direction from such party given in accordance with this Section 11.01.

            SECTION 11.02. SURVIVAL OF AGREEMENT. All covenants, agreements, representations and warranties made by the Borrowers herein and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the Lenders and shall survive the making by the Lenders of the Loans and the issuance of the Letters of Credit by the Issuing Bank, regardless of any investigation made by the Lenders or on their behalf, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any Fee or any other amount payable under this Agreement or any other Loan Document is outstanding and unpaid and so long as the Commitments have not been terminated.

            SECTION 11.03. BINDING EFFECT. This Agreement shall become effective when it shall have been executed by the Borrowers and the Administrative Agent and when the Administrative Agent shall have received copies hereof which, when taken together, bear the signatures of the Required Lenders, and thereafter shall be binding upon and inure to the benefit of the Borrowers, the Administrative Agent and each Lender and their respective successors and assigns, except that the Borrowers shall not have the right to assign rights hereunder or any interest herein without the prior consent of all the Lenders.

            SECTION 11.04. SUCCESSORS AND ASSIGNS. (a) Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party (including any affiliate of the Issuing Bank that issues any Letter of Credit); and all covenants, promises and agreements by or on behalf of the Borrowers, the Administrative Agent, the Issuing Bank or the Lenders that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns (including any affiliate of the Issuing Bank that issues any Letter of Credit).

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                                                                              56


            (b) Each Lender may assign to one or more assignees all or a portion of its interests, rights and obligations under this Agreement (including all or a portion of its Commitment or outstanding Loans or Letters of Credit at the time owing to it); PROVIDED, HOWEVER, that (i) except in the case of (A) an assignment to a Lender or an affiliate or a Related Fund of such Lender or (B) an assignment after the occurrence and during the continuance of an Event of Default referred to in paragraph (l) or (m) of Article VII, Holdings and the Administrative Agent (and, in the case of an assignment of all or a portion of any Lender's LC Exposure, the Issuing Bank) must give their prior written consent to such assignment (which consent shall not be unreasonably withheld),
(ii) each such assignment shall be of a constant, and not a varying, percentage of all the assigning Lender's rights and obligations under this Agreement, (iii) the amount of the Commitment of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance Agreement with respect to such assignment is delivered to the Administrative Agent) shall not be less than $1,000,000 (or, if smaller, such Lender's remaining Commitment) and the amount of the Commitment of such Lender remaining after such assignment shall not be less than $1,000,000 or shall be zero, (iv) the parties to each such assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance Agreement and (except in the case of an assignment to a Lender or an affiliate or a Related Fund of a Lender) a processing and recordation fee of $4,000 and (v) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire. Upon acceptance and recording pursuant to paragraph (e) of this Section 11.04, from and after the effective date specified in each Assignment and Acceptance Agreement, which effective date shall be at least five Business Days after the execution thereof, (A) the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance Agreement, have the rights and obligations of a Lender under this Agreement and (B) the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance Agreement, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance Agreement covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto (but shall continue to be entitled to the benefits of Sections 2.13, 2.15, 2.19 and 11.05, as well as to any Fees accrued for its account hereunder and not yet paid)).

            (c) By executing and delivering an Assignment and Acceptance Agreement, the assigning Lender thereunder and the assignee thereunder shall be deemed to confirm to and agree with each other and the other parties hereto as follows: (i) such assigning Lender warrants that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim and that its Revolving Commitment or Term Commitment, if any, and the outstanding balances of its Term and Revolving Loans, if any, in each case without giving effect to assignments thereof which have not become effective, are as set forth in such Assignment and Acceptance Agreement, (ii) except as set forth in (i) above, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement, or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto or the financial condition of the Borrowers or any Subsidiary or the performance or observance by any Borrower of any of its obligations under this Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto; (iii) such assignee represents and warrants that it is legally authorized to enter into such Assignment and Acceptance Agreement;
(iv) such assignee confirms that it has received a copy of this Agreement, together with copies of the most recent financial statements delivered pursuant to Section 5.01 and such other documents and information as it has deemed applicable to make its own credit analysis and decision to enter into such Assignment and Acceptance; (v) such assignee will independently and without reliance upon the Administrative Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit

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                                                                              57


decisions in taking or not taking action under this Agreement; (vi) such assignee appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Administrative Agent by the terms hereof, together with such powers as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

            (d) The Administrative Agent shall maintain at one of its offices in The City of New York a copy of each Assignment and Acceptance Agreement delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive in the absence of manifest error and the Borrower, the Administrative Agent and the Lenders may treat each person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrowers and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

            (e) Upon its receipt of a duly completed Assignment and Acceptance Agreement executed by an assigning Lender and an assignee, an Administrative Questionnaire completed in respect of the assignee (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) above and, as required, the written consent of Holdings and the Administrative Agent to such assignment, the Administrative Agent shall (i) accept such Assignment and Acceptance Agreement, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Lenders.

            (f) Each Lender may without the consent of Holdings, the Issuing Bank or the Administrative Agent sell participations to one or more banks or other entities in all or a portion of its rights and obligations under this Agreement (including all or a portion of its Revolving Commitment or Term Commitment, if any, and the Revolving Loans, Term Loans or LC Disbursements owing to it); PROVIDED, HOWEVER, that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations,
(iii) the participating banks or other entities shall be entitled to the benefit of the cost protection provisions contained in Sections 2.13, 2.15 and 2.19 to the same extent as if they were Lenders and (iv) the Borrowers, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement, and such Lender shall retain the sole right to enforce the obligations of the Borrowers relating to the Loans and to approve any amendment, modification or waiver of any provision of this Agreement (other than amendments, modifications or waivers decreasing any fees payable hereunder or the amount of principal of or the rate at which interest is payable on the Loans, extending any scheduled principal payment date or date fixed for the payment of interest on the Loans or changing or extending the Commitments).

            (g) Any Lender or participant may, in connection with any assignment or participation or proposed assignment or participation pursuant to this
Section 11.04, disclose to the assignee or participant or proposed assignee or participant any information relating to the Borrowers furnished to such Lender by or on behalf of the Borrowers; PROVIDED that, prior to any such disclosure of information, each such assignee or participant or proposed assignee or participant shall execute an agreement whereby such assignee or participant shall agree on terms substantially similar to those set forth in Section 11.17 to preserve the confidentiality of such confidential information.

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            (h) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including without limitation (i) any pledge or assignment to secure obligations to a Federal Reserve Bank and (ii) in the case of any Lender that is a fund that invests in loans, any pledge or assignment to any holders of obligations owed, or securities issued, by such Lender, including to any trustee for, or any other representative of, such holders, and this Section 11.04 shall not apply to any such pledge or assignment of a security interest; PROVIDED that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto. In order to facilitate such a pledge or assignment, the applicable Borrower shall, at the request of the assigning Lender, duly execute and deliver to the assigning Lender a promissory note or notes evidencing the Loans made to such Borrower by the assigning Lender hereunder.

            (i) The Borrowers shall not assign or delegate any of their rights or duties hereunder, except pursuant to a merger permitted by Section 6.03.

            SECTION 11.05. EXPENSES; INDEMNITY. (a) Each Borrower agrees to pay all reasonable out-of-pocket expenses incurred by the Administrative Agent in connection with the preparation of this Agreement and the other Loan Documents or in connection with any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions hereby contemplated shall be consummated) or incurred by the Administrative Agent or any Lender in connection with the enforcement or protection of their rights in connection with this Agreement and the other Loan Documents or in connection with the Loans made hereunder, including the reasonable fees, charges and disbursements of Cravath, Swaine & Moore, counsel for the Administrative Agent, and, in connection with any such enforcement or protection, the reasonable fees, charges and disbursements of any other counsel for the Administrative Agent or any Lender and all reasonable out-of-pocket expenses incurred by the Issuing Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder. Each Borrower further agrees that it shall indemnify the Lenders from and hold them harmless against any documentary taxes, assessments or charges made by any Governmental Authority by reason of the execution and delivery of this Agreement or any of the other Loan Documents.

            (b) Each Borrower agrees to indemnify the Administrative Agent, the Issuing Bank, each Lender and each of their respective directors, officers, employees and agents (each such person being called an "Indemnitee") against, and to hold each Indemnitee harmless from, any and all actual losses, claims, damages, liabilities and related expenses, including reasonable counsel fees, charges and disbursements, incurred by or asserted against any Indemnitee arising out of, in any way connected with, or as a result of (i) the execution or delivery of this Agreement or any other Loan Document or any agreement or instrument contemplated thereby, the performance by the parties thereto of their respective obligations thereunder or the consummation of the transactions contemplated thereby, (ii) the actual or proposed use of the proceeds of the Loans or (iii) any claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not any Indemnitee is a party thereto; PROVIDED that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or wilful misconduct of such Indemnitee.

            (c) The provisions of this Section 11.05 shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Loans, the expiration of the Letters of Credit, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or

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any investigation made by or on behalf of the Administrative Agent, the Issuing
Bank or any Lender. All amounts due under this Section 11.05 shall be payable on written demand therefor.

            SECTION 11.06. RIGHT OF SETOFF. If an Event of Default shall have occurred and be continuing, each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of any Borrower against any of and all the obligations of such Borrower now or hereafter existing under this Agreement, irrespective of whether or not such Lender shall have made any demand under this Agreement or such other Loan Document and although such obligations may be unmatured. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

            SECTION 11.07. APPLICABLE LAW. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

            SECTION 11.08. WAIVERS; AMENDMENT. (a) No failure or delay of the Administrative Agent or any Lender in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Issuing Bank and the Lenders hereunder are cumulative and are not exclusive of any rights or remedies which they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any Borrower therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on any Borrower in any case shall entitle such Borrower to any other or further notice or demand in similar or other circumstances.

            (b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrowers and the Required Lenders; PROVIDED, HOWEVER, that no such agreement shall (i) decrease the principal amount of, or extend the maturity of or any scheduled principal payment date or date for the payment of any interest on any Loan, or waive or excuse any such payment or any part thereof, or decrease the rate of interest on any Loan, without the prior written consent of each Lender affected thereby, (ii) change or extend the Commitment or decrease the Commitment Fees of any Lender or extend any payment date therefor without the prior written consent of such Lender, or (iii) amend or modify the provisions of Section 2.16, the provisions of Article IX, the provisions of this Section or the definition of the term "Required Lenders", without the prior written consent of each Lender; PROVIDED FURTHER that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent hereunder without the prior written consent of the Administrative Agent.

            SECTION 11.09. INTEREST RATE LIMITATION. Notwithstanding anything herein to the contrary, if at any time the applicable interest rate, together with all fees and charges which are treated as interest under applicable law (collectively the "CHARGES"), as provided for herein or in any other document executed in connection herewith, or otherwise contracted for, charged, received, taken or reserved by any Lender, shall exceed the maximum lawful rate (the "Maximum Rate") which may be contracted for, charged, taken, received or reserved by such Lender in accordance with applicable law, the rate of interest

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                                                                              60


payable on the Loans of such Lender, together with all Charges payable to such Lender, shall be limited to the Maximum Rate.

            SECTION 11.10. ENTIRE AGREEMENT. This Agreement and the other Loan Documents constitute the entire contract between the parties relative to the subject matter hereof. Any previous agreement among the parties with respect to the subject matter hereof is superseded by this Agreement and the other Loan Documents. Nothing in this Agreement or in the other Loan Documents, expressed or implied, is intended to confer upon any party other than the parties hereto and thereto any rights, remedies, obligations or liabilities under or by reason of this Agreement or the other Loan Documents.

            SECTION 11.11. WAIVER OF JURY TRIAL. Each party hereto hereby waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect of any litigation directly or indirectly arising out of, under or in connection with this Agreement or any of the other Loan Documents. Each party hereto (a) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver and (b) acknowledges that it and the other parties hereto have been induced to enter into this Agreement and the other Loan Documents, as applicable, by, among other things, the mutual waivers and certifications in this Section 11.11.

            SECTION 11.12. SEVERABILITY. In the event any one or more of the provisions contained in this Agreement or in any other Loan Document should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

            SECTION 11.13. JUDGMENT CURRENCY. (a) The Borrowers' obligations hereunder and under the other Loan Documents to make payments in Dollars or in the Alternative Currency (the "OBLIGATION CURRENCY") shall not be discharged or satisfied by any tender or recovery pursuant to any judgment expressed in or converted into any currency other than the Obligation Currency, except to the extent that such tender or recovery results in the effective receipt by the Administrative Agent or a Lender of the full amount of the Obligation Currency expressed to be payable to the Administrative Agent or such Lender under this Agreement or the other Loan Documents. If, for the purpose of obtaining or enforcing judgment against any Borrower or in any court or in any jurisdiction, it becomes necessary to convert into or from any currency other than the Obligation Currency (such other currency being hereinafter referred to as the "JUDGMENT CURRENCY") an amount due in the Obligation Currency, the conversion shall be made at the Alternative Currency Equivalent or Dollar Equivalent, in the case of any Alternative Currency or Dollars, and, in the case of other currencies, the rate of exchange (as quoted by the Administrative Agent or if the Administrative Agent does not quote a rate of exchange on such currency, by a known dealer in such currency designated by the Administrative Agent) determined, in each case, as of the date immediately preceding the day on which the judgment is given (such Business Day being hereinafter referred to as the "Judgment Currency Conversion Date").

            (b) If there is a change in the rate of exchange prevailing between the Judgment Currency Conversion Date and the date of actual payment of the amount due, the Borrower covenants and agrees to pay, or cause to be paid, as a separate obligation and notwithstanding any judgment, such additional amounts, if any (but in any event not a lesser amount), as may be necessary to ensure that the amount paid in the Judgment Currency, when converted at the rate of exchange prevailing on the date of payment, will produce the amount of the Obligation Currency which could have been purchased with the amount of

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                                                                              61


Judgment Currency stipulated in the judgment or judicial award at the rate of exchange prevailing on the Judgment Currency Conversion Date.

            (c) For purposes of determining the Alternative Currency Equivalent or Dollar Equivalent or rate of exchange for this Section, such amounts shall include any premium and costs payable in connection with the purchase of the Obligation Currency.

            SECTION 11.14. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one contract, and shall become effective as provided in Section 11.03.

            SECTION 11.15. HEADINGS. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

            SECTION 11.16. JURISDICTION; CONSENT TO SERVICE OF PROCESS. (a) Each Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the other Loan Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that any Lender may otherwise have to bring any action or proceeding relating to this Agreement or the other Loan Documents against any Borrower or its properties in the courts of any jurisdiction.

            (b) Each Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this agreement or the other Loan Documents in any New York State or Federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

            (c) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 11.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

            SECTION 11.17. CONFIDENTIALITY. Except as otherwise provided in
Section 11.04(g), the Administrative Agent, the Issuing Bank, the Collateral Agent and each of the Lenders agrees to keep confidential (and (i) to cause its respective officers, directors and employees to keep confidential and (ii) to use its best efforts to cause its respective agents and representatives to keep confidential) the Information (as defined below) and all copies thereof, extracts therefrom and analyses or other materials based thereon, except that the Agent or any Lender shall be permitted to disclose Information (a) to such of its respective affiliates, officers, directors employees, agents and representatives as need to know such Information, (b) to the extent requested by any bank regulatory authority, (c)(i) to the extent otherwise required by applicable laws and regulations or by any subpoena or similar legal process or
(ii) in connection with the enforcement of this Agreement, (d) to the extent such Information (i) becomes publicly available other

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                                                                              62


than as a result of a breach of this Agreement or (ii) becomes available to the Administrative Agent or any Lender on a nonconfidential basis from a source other than the Borrowers or (e) to the extent Holdings shall have consented to such disclosure in writing. For the purposes of this Section, "Information" shall mean all information that is received from and relates to Holdings or any of its Subsidiaries other than any such information available to the Administrative Agent or any Lender on a nonconfidential basis prior to its disclosure thereto by Holdings or any such Subsidiary. The provisions of this
Section 11.17 shall remain operative and in full force and effect regardless of the expiration of this Agreement.

            SECTION 11.18. RELEASE OF LIENS AND GUARANTEES. (a) Except as provided in paragraph (b) below, no amendment to the Loan Documents that has the effect of releasing all or substantially all the Collateral or any of the guarantees under the Subsidiary Guarantee Agreements or hereunder shall be effective except pursuant to an agreement or agreements in writing entered into by the Borrowers and all the Lenders. It is expressly understood that an amendment providing that additional obligations will be secured under the Security Documents will not constitute a release of Collateral for purposes of this paragraph.

            (b) In the event that Holdings or any Subsidiary sells, transfers or otherwise disposes of all or any portion of any of the Equity Interests, assets or property owned by Holdings or such Subsidiary in a transaction not prohibited by this Agreement, the Administrative Agent and the Collateral Agent shall promptly (and the Lenders hereby authorize and instruct the Administrative Agent and the Collateral Agent to) take such action and execute any such documents as may be reasonably requested by the Borrower to release any Liens created by any Loan Document in respect of such Equity Interests, assets or property, including the release and satisfaction of record of any mortgage or deed of trust granted in connection herewith, and, in the case of a disposition of all or substantially all the Equity Interests or assets of any Subsidiary, to terminate such Subsidiary's obligations under the Subsidiary Guarantee Agreement and each other Loan Document. In addition, the parties hereto acknowledge and agree that the Liens and security interests created by the Security Documents will automatically terminate when all the Obligations have been paid in full and the Commitments have been terminated, and the Administrative Agent and the Collateral Agent will take such actions as are reasonably requested by the Borrower to evidence such termination. Holdings agrees to pay all out-of-pocket expenses of the Administrative Agent and the Collateral Agent in connection with releases of Liens and obligations under the Subsidiary Guarantee Agreement provided for in this Section.

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                                                                              63


            IN WITNESS WHEREOF, the Borrowers (in their capacity as Borrowers and Guarantors), the Administrative Agent and the Lenders have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                    SOTHEBY'S HOLDINGS, INC.,

                                    by
                                            /s/ William S. Sheridan
                                            ------------------------------
                                            Name:  William S. Sheridan
                                            Title: CFO


                                    SOTHEBY'S, INC.,

                                    by
                                            /s/ William S. Sheridan
                                            ------------------------------
                                            Name:  William S. Sheridan
                                            Title: CFO


                                    OATSHARE LIMITED,

                                    by
                                            /s/ William S. Sheridan
                                            ------------------------------
                                            Name:  William S. Sheridan
                                            Title: CFO

                                    SOTHEBY'S,

                                    by
                                            /s/ William S. Sheridan
                                            ------------------------------
                                            Name:  William S. Sheridan
                                            Title: CFO


                                    SOTHEBY'S GLOBAL TRADING GmbH,

                                    by
                                            /s/ Robert C. Wolcott
                                            ------------------------------
                                            Name: Robert C. Wolcott
                                            Title: Authorized Officer

                                    by
                                            /s/ Jean-Jacques Illi
                                            ------------------------------
                                            Name:  Jean-Jacques Illi
                                            Title: SVP and Treasurer

                                    THE CHASE MANHATTAN BANK, N.A., individually
                                            and as Administrative Agent,
                                            Collateral Agent, and Issuing Bank,

                                    by
                                            /s/ Margaret T. Lane
                                            ------------------------------
                                            Name: Margaret T. Lane
                                            Title: Vice President


                                    STANWICH LOAN FUNDING LLC

                                    by
                                            /s/ Kelly C. Walker
                                            ------------------------------
                                            Name: Kelly C. Walker
                                            Title: Vice President


                                    COMERICA BANK

                                    by
                                            /s/ Dan M. Roman
                                            ------------------------------
                                            Name: Dan M. Roman
                                            Title: First Vice President


                                    FRANKLIN FLOATING RATE MASTER SERIES

                                    by
                                            /s/ Chauncey Lufkin
                                            ------------------------------
                                            Name: Chauncey Lufkin
                                            Title: Vice President


                                    FRANKLIN FLOATING RATE TRUST

                                    by
                                            /s/ Chauncey Lufkin
                                            ------------------------------
                                            Name: Chauncey Lufkin
                                            Title: Vice President


                                    FRANKLIN FLOATING RATE DAILY ACCESS FUND

                                    by
                                            /s/ Chauncey Lufkin
                                            ------------------------------
                                            Name: Chauncey Lufkin
                                            Title: Vice President


                                    HELLER FINANCIAL, INC.

                                    by
                                            /s/ Sheila C. Weimer
                                            ------------------------------

                                            Name: Sheila C. Weimer
                                            Title: Vice President


                                    THE BANK OF NOVA SCOTIA

                                    by
                                            /s/ Philip N. Adsetts
                                            ------------------------------
                                            Name: Philip N. Adsetts
                                            Title: Director


                                    THE BANK OF NEW YORK

                                    by
                                            /s/ Roger A. Grossman
                                            ------------------------------
                                            Name: Roger A. Grossman
                                            Title: Vice President


                                    HSBC BANK PLC

                                    by
                                            /s/ Alan King
                                            ------------------------------
                                            Name: Alan King
                                            Title: Business Banking Manager

                                 SCHEDULE 1.01A

                                OTHER OBLIGATIONS

1. All obligations of Holdings and any Subsidiary owed to any Lender in connection with cash management services provided by such Lender or commitments to provide such services.

2. All guarantee obligations of Holdings and any Subsidiary owed to Chase or any affiliate of Chase in connection with loans and other extensions of credit make by Chase for officers and employees of Holdings and its Subsidiaries.

3. All obligations of Holdings and any Subsidiary in connection with interest rate and foreign exchange rate hedging agreements with persons that are Lenders on the date hereof or were Lenders at the time such agreements were entered into.

4. All obligations of Holdings and any Subsidiary in connection with Letters of Credit provided by persons that are Lenders on the date hereof or were Lenders at the time such letters of credit were entered into.

                                 SCHEDULE 1.01B

                                SPECIFIED ASSETS

1. 100 shares of Common Stock, no par value, of Sotheby's-Deitch Holdings, Inc. owned by Sotheby's, Inc.

2. 50% membership interest in Deitch Projects LLC, held by Sotheby's-Deitch Holdings, Inc.

3. 49% membership interest in a fine jewelry designer and dealer (in formation) to be held by Sotheby's, Inc.

4. 50% partnership interest in Acquavella Modern Art held by Sotheby's Nevada, Inc.

5. 49.99% membership interest in Sotheby's Lehman Mortgage Services, LLC held by Sotheby's International Realty, Inc.

6. The rights under any other real property lease or software license agreement to which any of the Borrowers or any Subsidiary is a party that would require the consent of the counter-party thereto in connection with the grant of security interests contemplated hereunder.

7.    Issued and outstanding shares (and assets, if any) of each Excluded
      Subsidiary.